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                                                                   EXHIBIT 10.15
                                   ORIGINAL LEASE





                                 SUGAR CREEK PLACE
                                 SUGAR LAND, TEXAS







                                  LEASE AGREEMENT



                                   By and Between



                                TURNER ADREAC, L.C.



                                        and



                                 NEON SYSTEMS, INC.

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                                  LEASE AGREEMENT

     THIS LEASE AGREEMENT is made and entered into on this 23rd day of October, 1997, by and between Landlord and Tenant.

                                W I T N E S S E T H:

       1.     CERTAIN DEFINITIONS AND BASIC TERMS.

       1.01 Parties, Rent, Term and Premises. Landlord and Tenant hereby agree that for purposes of this Lease, the following capitalized terms shall mean:

       LANDLORD:            Turner Adreac, L.C., a Texas limited liability
                            company.

       TENANT:              Neon Systems, Inc., a Delaware corporation.

       BASE RENTAL:         Years 1-5 - Twenty and No/100 Dollars ($20.00) per
                            year per square foot of Net Rentable Area within the Leased Premises.

       BASE YEAR:           1999

       BROKER:              Trione & Gordon, Inc.

       BUILDING:            The Sugar Creek Place office building, which is to
                            be constructed on the Land.

       COMMENCEMENT DATE: If Tenant elects to have Landlord contract for the construction of the Leasehold Improvements, the later to occur of. (i) Fifteen
(15) days following the Leasehold Improvements Completion Date (as defined in Exhibit "C" attached hereto), less the total number of days of Tenant Delay (as defined in Exhibit "C") and (ii) August 1, 1998. If Tenant elects to have Landlord contract for the construction of the Leasehold Improvements and the Leasehold Improvements Completion Date less the number of days of Tenant Delay (as defined in Exhibit "C") is a date after July 15, 1998, then two (2) days of Base Rental shall abate and not be made payable by Tenant for each day after such date until the Commencement Date, and, in the event as a result of such delay, Tenant is required to temporarily relocate its offices, Landlord shall reimburse Tenant for Tenant's reasonable and actual third party moving expenses paid and or payable for such temporary relocation provided, however, that such temporary relocation shall be as a result of Landlord's failure to complete construction of the Leasehold Improvements and tender possession of the Leased Premises to Tenant by July 15, 1998 other than by reason of Tenant Delay.

If Tenant elects to contract directly for the construction of the Leasehold Improvements, the Commencement Date shall be the later of (i) the date which is ninety (90) days following the date that Landlord tenders possession of the Leased Premises to Tenant in a "broom clean" condition


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with all of Landlord's Work (as described in Exhibit "C") complete, excluding such portions of Landlord's Work which are required to be performed following completion of work to be performed by Tenant's contractor, or (ii) August 1, 1998. In the event that Landlord does not so tender the Leased Premises to Tenant by May 1, 1998, and further provided that Tenant has timely met Tenant's obligations per the terms and conditions of Exhibit "C" including the Schedule of Critical Dates, (as defined in Exhibit "C"), then two (2) days of Base Rental shall abate and not be payable by Tenant for each day until such date which the Leased Premises are so tendered to Tenant, and in the event as a result of such delay, Tenant is required to temporarily relocate its offices, Landlord shall reimburse Tenant for Tenant's reasonable and actual third party moving expenses paid and or payable for such temporary relocation provided, however, that such temporary relocation shall be as a result of Landlord's failure to timely tender possession of the Leased Premises other than by reason of Tenant Delay.

Notwithstanding the foregoing, if as of the Commencement Date determined in accordance with either of the two preceding paragraphs the Garage (as defined on Exhibit "E") or the ground-floor lobby of the Building are not substantially complete (i.e., open and available for use by Tenant and its employees and visitors as intended by the design thereof), the Commencement Date will be delayed until the Garage and ground-floor Building lobby are substantially complete, and two (2) days of Base Rental shall abate and not be made payable by Tenant for each day that the Commencement Date is so delayed.

       LAND: The tract or parcel of land described by metes and bounds on Exhibit "A" attached hereto and made a part hereof for all purposes.

       LANDLORD'S ADDRESS FOR NOTICES:

              Turner Adreac, L.C.
              407 Julie Rivers Dr., Suite 102
              Sugar Land, Texas 77478

              WITH A COPY TO:

              Dwight Donaldson
              10497 Town & Country Way, Suite 855
              Houston, Texas 77024

       LEASED PREMISES: All of floor 5 of the Building estimated to be a minimum of twenty five thousand six hundred thirty-three (25,633) square feet of Net Rentable Area as reflected on the floor plan(s) of the Leased Premises attached hereto and made a part hereof for all purposes as Exhibit "B", together with any additional premises hereafter added thereto by written amendment to this Lease.

              MINIMUM LEASED PREMISES NET RENTABLE AREA: All of floor 5 of the Building estimated to be a minimum of 25,633 square feet.


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              RENT:  All Base Rental, Tenant's Additional Rental, Tenant's
Estimated Additional Rental (as defined below) and all other sums payable to Landlord by Tenant pursuant to the terms of this Lease.

              SECURITY DEPOSIT: forty two thousand seven hundred twenty-one and 66/100 Dollars ($42,721.66).

              TENANT'S ADDITIONAL RENTAL: For each calendar year Tenant's Proportionate Share of the Excess Operating Expense Amount (defined below).

              TENANT'S PROPORTIONATE SHARE: The term "Tenant's Proportionate -Share" shall mean the percentage determined by dividing the Net Rentable Area contained within the Leased Premises by the aggregate Net Rentable Area of the Building.

              TENANT'S ADDRESS FOR NOTICES: Until Tenant occupies the Leased Premises, after which time Tenant's address for notices will be the Leased Premises, the address for notices to Tenant is:

              Neon Systems, Inc.
              14141 Southwest Freeway, Suite 6200
              Sugar Land, Texas 77478
              Attn:  John Reiland

              TERMINATION DATE: Sixty months following the Commencement Date subject to the Commencement Agreement attached hereto as Exhibit "I".

       1.02   OTHER BASIC TERMS.

              NET USABLE AREA. The term 'Net Usable Area", as used herein, shall mean (a) in the case of a floor leased to a single tenant, all floor area measured from the inside surface of the outer glass line of the Building to the inside surface of the opposite outer glass line, excluding only Vertical Penetrations and General Common Areas (both defined below), and (b) in the case of a floor leased to or held for lease to more than one tenant, all floor are-as within the inside surface of the outer glass line of the Building enclosing the Leased Premises and measured to the inside surface of demising walls (I.E., walls separating the Leased Premises from areas leased to or held for lease to other tenants, from On-Floor Common Areas (defined below] and/or from General Common Areas), excluding only Vertical Penetrations.

              VERTICAL PENETRATIONS. The term "Vertical Penetrations' shall mean the areas within (and measured from the mid-point of the walls enclosing) Building's stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts, but excluding columns or projections necessary to the Building. Areas for the specific use of Tenant and installed at the request of Tenant such as special stairs or elevators are not included within the definition of Vertical Penetrations.


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              GENERAL COMMON AREAS.  The term "General Common Areas" shall mean those areas within (and measured from the mid-point of the walls enclosing) the Building's elevator machine rooms, main mechanical and electrical rooms, ground floor public lobbies, rest rooms, mechanical rooms, janitor closets, telephone and equipment rooms, and other similar facilities and other areas not leased or held for lease within the Building but which are necessary or desirable for the proper utilization of the Building or to provide customary services to the Building.

              ON-FLOOR COMMON AREAS. The term "On-Floor Common Area" shall mean all areas located above the ground floor of the Building and within (and measured from the mid-point of the walls enclosing) public corridors, elevator foyers and mechanical and electrical rooms for the use of all tenants on the floor on which the Leased Premises are located.

              COMMON AREAS. The term "Common Areas" shall mean all of the General Common Areas and the On-Floor Common Areas of the Building.

              NET RENTABLE AREA. The term "Net Rentable Area' shall be measured and mean as follows:

                            (i) as to any full floor leased by Tenant, the Net Rentable Area of the space leased shall equal the sum of (A) the Net Usable Area of that space, and (B) an allocation of the square footage of the General Common Areas (as such term is hereinafter defined) based upon the ration which the Net Usable Area of the space bears to the aggregate Net Usable Area of the Building; and

                            (ii) as to any partial floor leased by Tenant, the Net Rentable Area of the space leased shall equal the sum of (A) the Net Usable Area of that space, (B) an allocation of the square footage of the On Floor Common Areas (as such term is herein defined) based upon the ratio which the Net Usable Area of that space bears to the aggregate Net Usable Area of the floor on which its located, and (C) an allocation of the area of the square footage of the General Common Areas based upon the ratio which the sum of (A) and (B) bears to the aggregate Net Usable Area of the office space in the Building.

              NET RENTABLE AREA OF THE LEASED PREMISES AND THE BUILDING. The foregoing definitions of Net Usable Area, Vertical Penetrations, General Common Areas, On-floor Common Areas and Net Rentable Area shall be used by the Landlord's architect in calculating the Building Net Rentable Area, Leased Premises Net Rentable Area and Tenant's Proportionate Share upon substantial completion of construction of the Building, such calculations to be reviewed and agreed to by the Tenant's Architect. Tenant and Landlord hereby stipulate and agree that such computations, as agreed to by Landlord's architect and Tenant's Architect, shall be appropriate and acceptable, notwithstanding any different measurement thereof that may be based on any industry standard established, whether now used or hereafter established, in other similar office buildings in the area of the Building, and that such computations by the Landlord's architect and Tenant's architect shall be confirmed by Landlord and Tenant in the Commencement Agreement. If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such


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manner as to alter the amount of space contained therein, the Building Net
Rentable Area shall be adjusted and recalculated pursuant only to a physical change in the Building by using the foregoing method of determining Net Rentable Area.

              EXCESS OPERATING EXPENSE AMOUNT. For any calendar year, the amount by which the Operating Expense Amount for that year exceeds the Operating Expense amount for the Base Year. If the rentable area of the Building in that year differs from the rentable area of the Building in the Base Year pursuant only to a physical change in the Building, the Operating Expense amount for the Base Year shall be appropriately adjusted.


       2.     DEMISE AND LEASE TERM.

       2.01 DEMISE OF LEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease and take from Landlord the Leased Premises.

       2.02 TERM. Subject to and upon the terms and conditions set forth herein, or in any exhibit hereto, the term of this Lease shall commence on the Commencement Date and shall expire on the Termination Date.

       2.03 DECLARATION OF COMMENCEMENT DATE. Within five (5) days after the Commencement Date and at any time thereafter upon the request of Landlord, Tenant shall execute and deliver to Landlord a declaration as set forth in
Exhibit I of the Lease attached hereto specifying the date upon which the same occurred.


       3. USE. The Leased Premises are to be used and occupied by Tenant (and its permitted assignees and subtenants) solely for the purpose of general office space and incidental or related uses and for no other purpose, provided, however, the Leased Premises shall never be used for any one of the Specifically Prohibited Uses set out in Section 7.05. The Premises may be used by Tenant (and its permitted assignees and subtenants) for general office space and incidental or related uses and no other purpose. Tenant may maintain (for the noncommercial use of its employees and visitors) a kitchen/lunch room, coffee bars, printing and copying facilities, storage, telecommunications equipment, computer equipment, data and word processing equipment, showers, exercise rooms, and any other facility or equipment utilized in the normal conduct of Tenant's business and not inconsistent with the primary use of the Premises as a business office.


       4.     RENT.

       4.01 BASE RENTAL. Tenant hereby covenants and agrees to pay the Base Rental and Tenant's Additional Rental in accordance with Section 4.04 below.


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       4.02   ADDITIONAL RENTAL. (a) At or prior to March 1 of each calendar year beginning in 2000, Landlord shall present to Tenant a good faith estimate of Tenant's Additional Rental to be due and payable by Tenant for the balance of such calendar year. Tenant shall not be responsible for the payment of any Additional Rental for the years 1998 and 1999. Thereafter Tenant shall pay to Landlord an amount equal to the estimated Tenant's Additional Rental for the remainder of such year divided by the number of full calendar months remaining in such year, which payments shall be made according to the terms of Section
4.04. From time to time during any calendar year and upon thirty (30) days prior written notice to Tenant, Landlord may revise its estimate of the Tenant's Additional Rental for such calendar year. Thereafter, the monthly installments of estimated Tenant's Additional Rental payable by Tenant shall be appropriately adjusted in accordance with the revised estimate so that by the end of such calendar year, the total payments of estimated Tenant's Additional Rental paid by Tenant shall equal the amount of such revised estimate. As used herein, "Tenant's Estimated Additional Rental" shall mean the estimated Tenant's Additional Rental payments to be made by Tenant pursuant to this Section 4.02.

       (b) As used herein, "Operating Expense Amount" shall mean an amount equal to (x) plus (y), where:

              (x) equals the amount of the Actual Operating Expenses (defined below) for the entire Complex (defined below) for such year, and

              (y) equals a management fee contribution equal to Five percent (5%) of Base Rental for the entire Complex (defined below) for such year subject to Section 4.03 (d) (xxiii).

       (c) Within one hundred fifty (150) days after the end of each calendar year during the term of this Lease (except for the year 1998 ), Landlord shall provide Tenant a statement showing the Actual Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting principles, and a statement prepared by Landlord comparing Tenant's Estimated Additional Rental paid by Tenant with Tenant's Additional Rental. In the event that Tenant's Estimated Additional Rental paid by Tenant exceeds Tenant's Additional Rental for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. In the event that the Tenant's Additional Rental exceeds Tenant's Estimated Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. Tenant shall have the fight to audit, at Tenant's expense and after giving twenty (20) days' prior written notice to Landlord, Landlord's books and records relating to Actual Operating Expenses for any period within the term of this Lease. Any such inspection and audit shall be at Tenant's expense and shall be conducted in Landlord's office during normal business hours by Tenant's accounting personnel or by independent public accountants or other qualified consultants.

       4.03 ACTUAL OPERATING EXPENSES. (a) "Actual Operating Expense", as that term is used herein, shall consist of all Operating Expenses (defined below), computed on a calendar year accrual basis, for the Building, the Land, related pedestrian walkways, landscaping, fountains,


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roadways and parking facilities, and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord's discretion (the Building, the Land, and said additional facilities being hereinafter sometimes collectively called the "Complex").

       (b) The term "Operating Expenses" as used herein shall mean all expenses, costs and disbursements (other than the costs and expenses specifically described in Section 4.03(d) below) of every kind and nature relating to or incurred or paid in connection with the ownership and operation of the Complex, including but not limited to, the following:

              (i) Reasonable wages and salaries of all persons directly engaged in the operation, maintenance, security or access control for the Complex, including taxes, insurance and benefits relating thereto.

              (ii) Cost of supplies, tools, equipment and materials used in the operation and maintenance of the Complex.

              (iii) Cost of all utilities for the Complex which are not paid or reimbursed by tenants, including but not limited to the cost of water and power for heating, lighting, air conditioning and ventilating.

              (iv) Cost of all maintenance and service agreements for the Complex and the equipment therein, including but not limited to security service, window cleaning, elevator maintenance and janitorial service.

              (v) Cost of repairs and general maintenance (excluding repairs and general maintenance paid or reimbursed by proceeds of insurance or by Tenant or other third parties).

              (vi) Amortization of the cost of installation of capital investment items which are installed for the purpose of reducing or avoiding increases in operating expenses or which may be required by governmental authority; provided, however, no costs related to initial construction of the Complex shall be included. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Complex.

              (vii) The cost of all insurance relating to the Complex as Landlord may elect to obtain, which may include without limitation the cost of fire and extended coverage insurance, rental abatement insurance and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith.

              (viii) All taxes, assessments and governmental charges (including reasonable costs and expenses contesting the amount or validity thereof by appropriate administrative or legal proceedings, paid or payable by Landlord (excluding Abated Taxes for the applicable


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       year as provided and defined in Section 4.05), whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Complex or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Complex or its operation, including, without limitation, all real property taxes and general and special assessments; vault rentals; charges, fees, levies or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Complex; service payments in lieu of taxes; and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, on the use or occupancy of the Complex or any part thereof, or on the rent payable under any lease or in connection with the business of renting space in the Complex, 'Taxes" shall not include federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Complex; provided, however, that if at any time during the term of this Lease, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereto shall be discontinued and as a substitute therefore, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessedor imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. Tenant shall, in addition to and separate from Tenant's Additional Rental as herein calculated, pay and reimburse Landlord upon demand for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord, whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Leased Premises-, (b) upon or measured by any rent payable hereunder including, without limitation, any gross income tax, gross receipts tax or excise tax levied by the State of Texas, the federal government of the United States or any other governmental body with respect to the receipt of such rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Leased Premises or any portion thereof, or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest of an estate in the Leased Premises.

       (c) In the event that the Building is less than 95% occupied, on a monthly average basis calculated on the ratio of Net Rentable Area under lease to the aggregate Net Rentable Area in the Building, during any calendar year or in the event the entire Building is not provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Actual Operating Expenses which varies with the rate of occupancy of the Building (such as utility and janitorial expenses) so that the Actual Operating Expenses shall be computed for such year as though the Building had been 95% occupied during such year and as though the entire Building had been provided with Building standard services during such year. In making the adjustment of Actual Operating Expenses pursuant to this Section 4.03 (c), however, it


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is understood and agreed that (i) no adjustment will be made to any item or component of Actual Operating Expenses which does not actually vary with the rate of occupancy of the Building, (ii) any adjustment that is made to any item or component of Actual Operating Expenses shall be based on the extent to which that particular item or component actually varies with the rate of occupancy of the Building, and (iii) the adjustments for each year after the Base Year shall be made in a manner consistent with the adjustments for the Base Year.

       (d)    Landlord hereby agrees that "Operating Expenses" shall not include
(i) depreciation and other non-cash charges, expenditures classified as capital expenditures for federal income tax purposes and amortization thereon except as set forth in Section 4.03(b)(vi), (ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party or Abated Taxes for the applicable year except as provided and defined in Section 4.05, (iii) leasing commissions, (iv) costs incurred by Landlord in connection with the negotiation of any tenant lease in the Complex, including leasing commissions, attorneys fees, costs disbursement and other expenses in connection with negotiations or disputes with tenants or other occupants of the Building, and leasehold improvements expenses (and/or allowances therefore), (v) overhead and profit increments paid to subsidiaries or other affiliates of Landlord or an affiliate of any partner or shareholder of Landlord, or to the property management company or an affiliate of the property management company (excepting the management fee contribution as defined in Section 4.02(b)(y) of this Lease) for services on or to the Complex, to the extent the same is in excess of the reasonable cost of said item or service in an arms length transaction with an unaffiliated party, (vi) marketing or advertising expenses or public relations or the production and distribution of a tenant newsletter, tenant perception surveys and the creation and implementation of tenant retention programs; (vii) collection costs incurred by Landlord,
(viii) repairs, replacements, or other work occasioned by (a) fire, windstorm or other casualty required to be insured hereunder by Landlord except to the extent of deductibles on such coverages not to exceed $10,000 (b) the exercise by governmental authorities of the right of eminent domain, (c) the act of Landlord, or any affiliate of Landlord, or any contractor, representative, employee or agent of same, except to the extent of deductibles not in excess of $10,000 on insurance providing coverage for such loss or amage, or (d) any other tenant in the Building, or any other tenant's agents, employees, licensees or invitees; (ix) expenses for work performed in any other tenants' or prospective tenants' space (including any cost or expense incurred as a direct result of painting, decorating, carpet shampooing, drapery cleaning and wall washing within the rentable areas of the Building to the extent such are not Building standard services) which is unrelated to Actual Operating Expense as defined in this Section 4.03 and to Landlord Services as defined in Section 6 of this Lease, except to the extent of deductibles not in excess of $10,000 on Landlord provided insurance providing coverage for such loss or damage; (x) costs for correcting any defects in the original design or any subsequent construction of the Building or the material used in the construction of the Building (including latent defects in the original or any subsequent construction of the Building or defects in the design of the Building) or in the Building equipment or appurtenances thereto; (xi) any and all expenses relating to the presence in and around the Building, including without limitation costs of any identification, encapsulation, removal or other treatment of any hazardous materials including asbestos-containing materials, or the replacement of any such material with non-asbestos containing material as required by any laws or regulations, whether currently existing or hereafter enacted; (xii) advertising and promotional expenses,


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including, without limitation, leasing-related advertising and promotional expenses; (xiii) all interest or penalties incurred as a result of Landlord's failure to pay any costs of taxes or assessments as the same shall become due because of Landlord's negligence; (xiv) excess costs for goods or services attributable to any payments received by Landlord or the property manager, or the employees or officers of either, from suppliers or goods or services as kickbacks, finders fees, expediting fees or other similar dishonest fees; (xv) a bad debt loss, rent loss or payment to a reserve for bad debts or rent loss-,
(xvi) any and all costs associated with the operation of the business of the entity which constitutes Landlord; excluded items shall specifically include but shall not be limited to, formation of the entity, internal accounting and legal matters, including but not limited to preparation of tax returns and financial statements and gathering of data therefore (except to the extent required in the performance of Landlord's performance under the Lease, such as the preparation of the annual operating expense statement for the Complex), costs of defending any lawsuits, costs of selling, syndicating or financing the Complex, financing and refinancing costs, interest on debt or amortization payments on any mortgages and rental payments under any ground leases or lease and cost of any disputes between Landlord and its employees; (xvii) any expense incurred as a direct result of the negligence of Landlord, its agents, servants or employees or arising out of Landlord's negligent failure to manage the Complex consistently with the standard required by this Lease to the extent that such expense would not have been incurred in the absence of such negligence; (xviii) any costs or expense for services or amenities that are specifically provided for the benefit of a particular tenant and that are of a nature not generally provided to all tenants in the Building or for services or amenities generally provided to all tenants in the Building but which are provided to any particular tenant without additional charge or at a reduced charge (on a net effective basis) than the charge imposed upon other tenants; (xix) Landlord's cost of electricity, incremental air conditioning and other services sold to tenants for which Landlord is entitled to be reimbursed by tenants (whether or not actually collected by Landlord) as a separate additional charge or rental; (xx) charitable donations; (xxi) allocation of Landlord's or the property manager's home office costs or general overhead, other than central accounting costs to the extent that the cost allocated does not materially exceed the cost that would have been incurred for on-site personnel and accounting equipment; (xxii) costs required by or incurred in connection with any law enacted before the date of the Lease or the regulations promulgated thereunder, including without limitation, the Americans with Disabilities Act of 1990, the Clean Air Act and the Texas Architectural Barriers Act; (xxiii) an allocation to Tenant of the management fee contribution described in Section 4.02(b)(y) which would cause Tenant's share of the management fee contribution to exceed five percent (5%) of Tenant's Base Rental.

       4.04 RENTAL PAYMENT. (a) Tenant hereby agrees to pay the Base Rental plus Tenant's Estimated Additional Rental and Tenants Additional Rental. The Base Rental and Tenant's Estimated Additional Rental shall be due and payable in twelve (12) equal installments on the first day of each calendar month during each year of the initial term of this Lease and any extensions or renewals hereof, and Tenant hereby agrees to so pay such rentals to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord in writing from time to time) monthly in advance. Provided Tenant's payment by Tenant shall be received by Landlord by on or before the fifth day of each calendar month during which the same become due, no late charge or interest shall be charged to Tenant for such payment.

       (b) If the term of this Lease as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Estimated Additional Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the lease term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month. Also, if the term of this Lease commences or terminates on other than the first day of a calendar year, the Base Rental and Tenant's Estimated Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the lease term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Section 4.02(c) below shall be made as soon as reasonably possible after the termination of this Lease, but in no event later than ninety (90) days following the end of the calendar year after such termination, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease.

       (c) Tenant shall pay all Rent under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim except as provided herein. Tenant hereby acknowledges and agrees that (i) Landlord and Tenant have expressly negotiated that except as expressly provided under Section
6.01 (c) below, Tenant's covenants to pay Rent under this Lease are separate and independent from Landlord's covenant to provide services and other amenities hereunder, and (ii) had the parties not mutually agreed upon the independent nature of Tenant's covenants to pay Rent hereunder, Landlord would have required a greater amount of Base Rental in order to enter into this Lease. All Rent not received by Landlord by the fifth (5h) day of the month shall bear interest from the date due until paid at the greater of (1) two percent (2%) above the "prime rate" per annum of Texas Commerce Bank National Association or its successor ("TCB") in effect on said due date (or if the "prime rate" be discontinued, the base reference rate then being used by TCB, to define the rate of interest charged to commercial borrowers) or (2) eighteen percent (18%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect. Landlord agrees that in the event Tenant fails to pay Rent by the fifth (5d) day of the month, once, but not more than once in any calendar year of the Lease Term and provided that Tenant pays such Rent within five (5) days of Landlord's written notice to Tenant of Tenant's failure to pay rent, that no late charge or interest shall accrue thereon or be payable by Tenant with respect to such rent payment.

       4.05 TAX ABATEMENT. Landlord and Tenant stipulate and agree that the Base Rental and the Operating Expense Amount for the Base Year provided for in this Lease contemplate and intend that Landlord will receive certain abatements of ad valorem property taxes for the City of Sugar Land and Fort Bend County (the "Abated Taxes") that would otherwise be payable by the Landlord for the Project during the Base Year and subsequent years during the Lease Term, and, as a result, be payable by Tenant in the calculation of Tenant's Additional Rental.

       Tenant and Landlord agree that Actual Operating Expenses for the Base Year, and Actual Operating Expenses for any subsequent calendar years from January 1, 1999 through December 31, 2004, but not any subsequent years during the Lease Term, shall not include the amount of such Abated Taxes for purposes of computing Tenant's Estimated Additional Rental and Tenant's Additional Rental.

       4.06 SECURITY DEPOSIT. The Security Deposit, if any, shall be due and payable by Tenant on the date of execution of this Lease by Tenant, to be held for the performance by Tenant of Tenant's covenants and obligations under the lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon any event of default or breaches of Tenant's covenants or obligations under this Lease other than the payment of any sum of money due Landlord, Landlord shall advise Tenant in writing of the nature of such default or breech of covenant and shall provide Tenant with a period of thirty (30) days within which to remedy said default or breech of covenant prior to Landlord exercising its rights to use the Security Deposit as herein provided. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Landlord to Tenant within thirty (30) days after the termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all rentals or other sums due hereunder that have not been paid in full by Tenant and/or (b) for cleaning and repairing the Leased Premises if Tenant shall fail to deliver same at the termination of this Lease in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear only excepted. Tenant shall not be entitled to any interest on the security deposit. Notwithstanding the foregoing, the Security Deposit shall be kept by Landlord in a separate federally insured account bearing interest at competitive money market rates. Landlord shall promptly deposit the security deposit in such account following payment of same by Tenant and shall advise enant of the name and address of the financial institution and the applicable account number(s). Provided that no event of monetary default has occurred and remained uncured for a period beyond the curative period provided in this Lease and that no event of non-monetary default or breach of covenant or obligation has occurred and remained uncured for a period beyond the curative periods provided in this Lease within the preceding twenty-four (24) months and further provided that no event of default, or breach of covenant or obligation then currently exists, Landlord shall return the Security Deposit and any interest accrued thereon to Tenant within thirty
(30) days following Landlord's receipt of the twenty-fourth (24h) month's payment of Rent from Tenant.

       5.     LEASEHOLD IMPROVEMENTS

       5.01 INITIAL LEASEHOLD IMPROVEMENTS. The Leased Premises shall be delivered to Tenant at the Commencement Date in its then current condition with only the additional leasehold improvements and tenant finish, if any, set forth and described on Exhibit "C" attached hereto.

       5.02 SUBSEQUENT LEASEHOLD IMPROVEMENTS. Tenant shall not make or allow to be made (except as otherwise provided in this Lease) any alterations or physical additions (fixtures) in or to the Leased Premises, or place safes, vaults or other heavy furniture or equipment within the Leased Premises, without first obtaining the written consent of Landlord which consent shall not be unreasonably withheld. Tenant shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Landlord's consent and prior to commencement of construction of the alterations, Tenant shall deliver to Landlord the building permit and a copy of the executed construction contract covering the alterations. Tenant shall pay to Landlord upon demand a review fee in the amount of Landlord's actual costs incurred (not to exceed five hundred dollars ($500.00) to compensate Landlord for the cost of review and approval of the plans. TENANT SHALL NOT BE ASSESSED A REVIEW FEE BY LANDLORD FOR LANDLORD'S REVIEW AND APPROVAL OF TENANT'S PLANS RELATED TO EXPANSION OF THE LEASED PREMISES BY WAY OF TENANT'S EXERCISE OF EXPANSION OPTIONS OR RIGHT OF REFUSAL AS DESCRIBED IN EXHIBIT "H" ATTACHED HERETO. Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Landlord for the cost incurred by Landlord, if any, to update its current architectural plans for the Building. Landlord's approval as provided herein shall not be required for alterations or physical additions which total in actual costs an amount less than or equal to $5,000 in the aggregate in any given year under the term of this Lease provided however, Tenant shall remain responsible for all other fees, costs and requisite submittals and shall abide by all other terms and conditions associated with the construction of said alterations or physical additions as provided for in this Section 5.02. Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises which is not for the exclusive use of Tenant, its employees and invitees.

       5.03 OWNERSHIP OF IMPROVEMENTS. All alterations, physical additions, or improvements in or to the Leased Premises (including fixtures) but excluding Tenant's trade fixtures, shall, when made, become the property of Landlord and shall be surrendered to Landlord upon termination of this Lease, whether by lapse of time or otherwise; provided, however, this clause shall not apply to moveable equipment or furniture owned by Tenant. Notwithstanding the preceding provisions of this Section, Tenant shall have the option of removing all such alterations, physical additions and improvements and restore the Leased Premises to building standard condition.

       5.04 INDEMNITY. Except for work performed by Landlord, Tenant shall indemnify and hold harmless Landlord from and against all costs (including reasonable attorneys' fees and costs of suit), losses, liabilities, or causes of action arising during the term of the Lease out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics' or materialmen's liens asserted in connection therewith.

       5.05 LIENS. Tenant shall not be deemed to be the agent or representative of Landlord in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Complex in connection therewith other than Tenant's leasehold estate under this Lease. However, should any mechanics' or other liens be filed against any portion of the Complex or any interest therein (other than Tenant's leasehold estate hereunder) by reason of Tenant's acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said thirty (30) day period, which failure shall be deemed to be a default hereunder, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord's demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling such lien or liens.

       5.06 COMPLIANCE WITH LAWS. Tenant shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Tenant to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant acknowledges and agrees that neither Landlord's review and approval of Tenant's plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with such codes, ordinances, rules, regulations and laws.

       5.07 HAZARDOUS SUBSTANCES. Tenant shall use its diligent good faith efforts to comply with all applicable federal, state or local laws, regulations, orders, judgments and decrees regarding health; safety or the environment ("Environmental Laws") pertaining to or governing Tenant's particular use and occupancy of the Leased Premises or the conduct of Tenants business therein, including without limitation the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Tenant of a substance under Environmental Laws.

       5.08 ADA COMPLIANCE. Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Leased Premises to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the American with Disabilities Act (42 U.S.C. __ 1201 et seq.) ("ADA") and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat.Art 9201) ("TABA"). As to any full floor(s) of the Building which are leased by Tenant, Tenant's responsibility under this Section 5.08 shall not apply to elevator lobbies, mechanical, electrical and rest rooms which are constructed by Landlord as provided for in Landlord's plans and specifications for the Building.

       5.09 BUILDING COMPLIANCE WITH LAWS AND REGULATIONS. Landlord warrants to Tenant that Landlord's Building shall at the time at which Tenant takes occupancy of the Leased Premises, comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of Landlord's Building. Landlord shall cause the Landlord's Building to comply with such laws, ordinances, orders and other regulations as are hereafter enacted or amended, subject to the actual costs thereof being amortized as described in Section 4.03(b)(vi) and constituting a portion of Actual Operating Expenses for calculation of Tenants' Additional Rental.


       6.     LANDLORD SERVICES.

       6.01   SERVICES. (a) Provided that no Event of Default pursuant to
Section 13.01(a) has occurred and is continuing, Landlord shall furnish Tenant while Tenant is occupying the Leased Premises;

              (i) Hot and cold domestic water at those points of supply provided for general use of other tenants in the Building, including hot and cold domestic water service to one set of men's and ladies' restrooms and one drinking fountain on each floor on which any portion of the Premises is located and for distribution to other plumbing fixtures installed by Tenant with the Leased Premises.

              (ii) Subject to curtailment as required by governmental laws, rules or regulations, air conditioning and heating to the Leased Premises and the general Common Areas during the normal business hours of the Building (7:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, exclusive of holidays). Tenant will be billed for overtime air and electrical service at $35.00 per hour per floor. Landlord (at no cost to Tenant) will install timer controls that allow Tenant to operate the Building HVAC equipment after normal business hours and record such usage for billing purposes. Holidays observed by the Building will be New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day and Christmas Day.

              (iii) Electric lighting service for all public areas and special service areas of the Building and all levels of the Building parking garage from dusk until dawn in the manner and to the extent reasonably deemed by Landlord to be in keeping with the standards of a first-class office building.

              (iv) Janitor service on a five (5) day week basis, in a manner consistent with the standards of other first-class office buildings in the Sugar Land area of Fort Bend County, Texas; provided, however if Tenant's floor coverings are other than standard commercial grade vinyl tile or carpets Landlord will only clean same upon special agreement with Tenant.

              (v) Equipment to limit access to the Building after normal business hours (such equipment to include intelligent, programmable central control unit, card/keyboard entry, burglar, fire and emergency alarms and 24-hour electronic monitoring capability); provided, however, Landlord shall have no responsibility to prevent and shall not be liable to Tenant for, liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Leased Premises, and Tenant hereby releases Landlord from all liability relating thereto.

              (vi)   Sufficient electricity to operate as generally outlined in
       Article 220 of the National Electric Code Handbook including low-voltage electrical capacity sufficient to service a total connected (exclusive of lighting and air handlers), plus sufficient additional electrical capacity to operate, the lighting and base-Building air handlers load of no less than 10 watts per square foot of Net Rentable Area within the Leased Premises, calculated separately for each floor on which portions of the Leased Premises are located. Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered or as Landlord's engineer shall reasonably compute for any electrical service usage in excess of that stated above. IF TENANT'S USE OF THE LEASED PREMISES REQUIRES SEPARATE METERING AND/OR AIR CONDITIONING IN EXCESS OF BUILDING STANDARD, THE SAME SHALL BE PURCHASED AND INSTALLED AT TENANT'S EXPENSE AND TENANT SHALL PAY ALL OPERATING COSTS RELATING THERETO,

              (vii) All Building standard fluorescent bulb and ballast replacement in all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells and exterior lighting fixtures.

              (viii) Reasonably adequate, non-exclusive passenger elevator service to the Leased Premises twenty-four (24)hours per day, which shall include (subject to repair and maintenance service agreements) a minimum of two passenger elevator cabs.

              (ix) Maintenance of the roof, exterior walls, load-bearing columns, foundation, floor slabs which are constructed by Landlord as provided for in Landlord's plans and specifications for the Building, and other structural components, the mechanical, electrical and plumbing systems, the common areas, bathrooms, interior plants, exterior lighting and the driveways and exterior landscaping of the Project, and such repairs and replacements as may be required to maintain the Building and parking garage in keeping with the standards of a first-class office building.

              (x) Management of the Building including an on-site property manager for the Project, Monday through Friday from 8:00 a.m. to 5:00 p.m., exclusive of holidays.

              (xi) Not less than two local-access fiber optic providers servicing the Building through separate Building entrance links located on separate sides of the Building.

       (b) To the extent any of the services or amenities required to be provided by Landlord pursuant to the terms of this Lease (the "Landlord Services") require electricity, gas and water supplied by public utilities, Landlord's covenants hereunder shall only impose on Landlord the obligation to use its good faith efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to furnish any of the Landlord Services to any extent, or any cessation thereof, resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. As used herein, the phrase "causes beyond the reasonable control of Landlord" shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God.

       (c) In the event of a failure by Landlord to provide the Landlord Services resulting from the malfunction or obsolescence of the Building equipment or machinery, or from any other cause which is reasonably within the control of Landlord, Landlord covenants and agrees to promptly repair or replace such equipment or machinery, or to rectify such other cause, and to restore such Landlord Services. Tenant hereby covenants and agrees that in the event of any interruption or cessation of Landlord Services described in this Section 6.01(c), Tenant shall have no claim for rebate or abatement of Rent or for damages on account thereof; provided, however, that in the event any such interruption or cessation of Landlord Services renders all or any portion of the Leased Premises untenantable, and such interruption or cessation continues for five (5) consecutive business days, Rents with respect to the untenantable portion of the Leased Premises shall be equitably abated thereafter until such Landlord Services are restored or the affected portion(s) of the Leased Premises are otherwise restored to a tenantable condition. Provided that Tenant notifies Landlord in writing immediately upon such failure of building equipment or machinery or such other cause which has caused all or any portion of the Leased Premises to become untenantable and that such failure or cause occurred through no fault of Tenant and further provided that Landlord, upon receipt of such written notification from Tenant, fails to use diligent good faith efforts to promptly repair or replace such equipment or machinery, or to rectify such other cause, and to restore such Landlord services and such failure of Landlord shall cause the Leased Premises or portions thereof to remain untenantable for in excess of five (5) business days as provided herein, then the equitable abatement of rent shall be calculated from the first day of such interruption of Landlord Services.

       (d) Tenant shall pay Landlord, at the charges established by Landlord from time to time (which charges shall not exceed Landlord's actual costs in performing such services), for all supplementary services provided by Landlord or its agents to Tenant, other than Landlord Services, which charges shall be payable by Tenant upon demand by Landlord. Such supplementary services shall include, without limitation, maintenance, repair, janitorial, cleaning and other services provided during hours other than ordinary business hours and/or in amounts not reasonably considered by Landlord as standard.

       (e) Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the Landlord Services under this Lease, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord's sole option, elect to provide additional services or amenities for the tenants of the Complex from time to time, and hereby agrees that Landlord's discontinuance of any of same, shall not constitute a default of Landlord under this Lease nor entitle Tenant to any abatement of or reduction in Rent. Additional services or amenities which Landlord elects to provide for other Tenants of the Complex shall be made available by Landlord to Tenant upon Tenant's request therefor, at the same cost and on the same basis as for Landlord's other tenants.

       6.02 SECURITY SYSTEM ACCESS CARDS AND LOCKS. Landlord shall furnish Tenant with three and one-half (3.5) sets per thousand square feet of Net Rentable Area within the Leased Premises of access cards for the Building corridor doors entering the Leased Premises. Additional access cards will be furnished by Landlord (at Landlord's cost therefor) upon an order signed by Tenant and at Tenant's expense. All such access cards shall remain the property of Landlord. No additional locks shall be allowed on any door of the Leased Premises without Landlord's permission, and Tenant shall not make or permit to be made any duplicate access cards, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all access cards to any locks on doors entering or within the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises. Tenant will have the right to connect the security system for the Leased Premises into the Building security system at no cost to Tenant other than installation costs and customary monitoring fees.

       6.03 GRAPHICS, BUILDING DIRECTORY AND NAME. (a) Landlord shall provide and install all initial Building Standard letters or numerals on entrance doors to the Leased Premises at Landlord's sole cost and expense; all such letters and numerals shall be in the Building standard graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the Leased Premises, unless approved in advance and in writing by Landlord.

       (a) Landlord shall install Building standard strips in a number which is proportionate to Tenant's proportionate share of the net rentable area of the Building containing a listing of Tenant's name on the Building directory board located in the main lobby of the Building. Landlord shall provide to Tenant as soon as is practicable following Landlord's selection of a directory board system, information on the number of strips which will be available to Tenant and Tenant shall provide to Landlord the information which Tenant desires to have listed on said strips.

       (b) Tenant will have the right to install signs displaying Tenant's logo in the elevator bank in the lobby level of the Building. Tenant will also have the right to prominently display its logo in the elevator lobby of each full floor leased by Tenant and next to or on its door on each partial floor Tenant occupies, plus the right to install directional signage on each partial floor. All Tenant signage shall be of a size, constructed of materials and affixed in locations which shall be approved by Landlord, which approval shall not be unreasonably delayed, conditioned or withheld.

       6.04 MAINTENANCE AND REPAIRS. Landlord shall maintain the Building (excluding leasehold improvements) in a good and operable first class condition, and shall make such repairs and replacements as may be required to maintain the Building in such condition. This Section 6.04 shall not apply to damages resulting from an exercise of eminent domain (as to which Section 8 shall apply). Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Leased Premises during the term of this Lease, except such repairs to Building standard improvements as are necessary for normal maintenance operations; provided, however, non-Building standard leasehold improvements will, at Tenant's written request, be-maintained by Landlord at Tenant's expense, at a cost or charge equal to the costs incurred in such maintenance plus as additional charge of fifteen percent (15%). Tenant's leasehold improvements for the purposes of this
Section 6.04 shall be deemed to be Building standard and thereby not subject to additional cost for repairs associated with normal maintenance operations, provided that the cost to construct the Tenant's Initial Leasehold Improvements and Subsequent Leasehold Improvements, if any, shall not exceed the Improvement Allowance described in Exhibit "C" attached hereto. Notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the base Building or its systems (as opposed to those involving only Tenant's leasehold improvements), and all repairs, alterations or additions to Tenant's non-Building standard leasehold improvements which affect the Building's structural components or major mechanical, electrical or plumbing systems, made by or for or on behalf of Tenant and any other tenants in the Building shall be made by Landlord or its contractor only, and, in the case of Tenant, shall be paid for by Tenant in an amount equal to Landlord's costs plus fifteen percent (15%).

       6.05 LANDLORD ALTERATIONS OR MODIFICATIONS. Notwithstanding anything herein to the contrary, Landlord hereby expressly reserves the right in its reasonable discretion to (a) temporarily change the location of, close, block or otherwise alter any entrances, corridors, doorways or walkways leading to or providing access to the Building or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenants access to the Leased Premises, (b) improve, remodel, or otherwise alter the Building, and (c) Landlord shall have the right at any time during the Term to attach to any or all of the Complex windows a glazing or coating of film for the purpose of improving the Complex's energy efficiency which glazing or coating shall not cause the windows of the Complex to become opaque nor unreasonably diminish the amount of natural light within the Leased Premises. Tenant shall not remove, alter or disturb any such glazing, coating or film and the addition of such glazing, coating or film, shall in no way reduce Tenant's obligations under this Lease or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord's obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 6.05. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Complex shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other incidents to new construction of improvements on lands adjacent to the Complex, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

       7.     CARE AND USE OF THE LEASED PREMISES.

       7.01 REPAIRS BY TENANT. Tenant shall at its own cost and expense, (i) maintain the Leased Premises in a first class clean, safe, operable, attractive condition, and shall not commit or allow to remain any waste or damage to any portion thereof or to the Complex, and (ii) subject to Landlord's supervision, repair or replace any damage or injury to the Complex caused by Tenant, its agents, contractors, employees. If Tenant fails to make such repairs or replacements promptly after receipt of written notice from Landlord, Landlord may, at its option, make such repairs or replacements, and Tenant shall to the extent such costs of repair or replacement are not covered by Landlord's insurance pursuant to the provisions of Section 11.01 of this Lease, repay the cost thereof plus a charge of fifteen percent (15%) to the Landlord on demand. Any damage or injury to the base Building or its systems (as opposed to those involving only Tenant's leasehold improvements) and (notwithstanding the foregoing) any damage or injury to Tenant's leasehold improvements which affects the Building's structural components or major mechanical, electrical or plumbing systems, caused by Tenant, its agents, contractors, employees shall be repaired or replaced by Landlord, but at Tenant's expense plus a charge of fifteen percent (15%) to the extent such costs of repair or replacement are not covered by Landlord's insurance pursuant to the provisions of Section 11.01 of this Lease.

       7.02 ENTRY FOR REPAIRS AND INSPECTION. Tenant shall permit Landlord and its contractors, agents or representatives to enter into and upon any part of the Leased Premises upon forty-eight (48) hours prior notice at all reasonable hours to inspect or clean the same, make repairs, alterations or additions thereto, show the same to prospective tenants or purchasers, to determine whether Tenant is performing its obligations hereunder for any other purpose as Landlord may deem necessary or desirable, and such entry shall not constitute a trespass or an eviction (constructive or otherwise) and Tenant shall not be entitled to any abatement or reduction of rent or claim for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment or for consequential damages by reason thereof. Except in the case of an emergency, Landlord shall schedule all such entries into and upon any part of the Leased Premises so as to minimize the disruption to Tenant and its business to the extent reasonably practicable. Tenant may require one or more representatives of Tenant to accompany Landlord and its contractors, agents or representatives in any entry into secured or confidential areas. Any work to be undertaken for cleaning, repairs, alterations or improvements to the Leased Premises shall be done as promptly as reasonably possible and to the extent practicable after 7:00 p.m. on weekdays or on weekends and so as to cause as little interference to Tenant and its business as reasonably possible. Promptly upon completion of any work undertaken by or on behalf of Landlord, the Leased Premises shall be restored to the condition which existed prior to such entry. Landlord will only have the right to show the Leased Premises to prospective tenants during the final nine months of the Lease term.

       7.03 NUISANCE. Tenant shall conduct its business and control its agents, employees, invitees, contractors and visitors in such manner as not to create any nuisance, or unreasonably interfere with, annoy or disturb any other tenant or Landlord in its operation of the Building. Landlord shall be responsible for maintaining compliance by the Building's other Tenants with respect to this same or similar clauses contained within other Tenant's leases.

       7.04 LAWS AND REGULATIONS: Rules of Building. Tenant shall comply with, Tenant shall use diligent, good faith efforts to cause its visitors, employees, contractors, agents and invitees to comply with, and Landlord shall use reasonable good faith efforts to cause other Tenants to comply with, all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises, and with the rules of the Building reasonably adopted and altered by Landlord from time to time for the safety, care and cleanliness of the Leased Premises and the Building and for preservation of good order therein. all of which Building rules will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, its employees, contractors, agents. Tenant and its employees, contractors, and agents shall be required to comply with additions or modifications to the rules of the Building only if such modifications or additions: (a) are reasonable and consistent with rules and regulations imposed in comparable buildings in the area of one-half mile to either side of State Highway 59 bounded by the Sam Houston Tollway (Beltway 8) to the northeast and State Highway 6 to the southwest; (b) are not inconsistent with any other provisions of this Lease; (c) are uniformly enforced among all office tenants within the Building; and (d) are effective only after Tenant has received reasonable advance written notice of such modifications or additions. 'The current rules of the Building are attached hereto as Exhibit "13".

       7.05 SPECIFICALLY PROHIBITED USES. Tenant shall not (a) occupy or use the Leased Premises, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building and/or its contents, (b) keep, or permit to be kept, any substance in the Leased Premises which might emit offensive odors into other portions of the Building, or (c) install any food, soft drink or other vending machine in the Leased Premises, other than those for the exclusive use of Tenant and its business invitees. Tenant shall not use nor permit the Premises to be used by any subtenant or assignee for the business of oil and gas exploration or for the business of a title agency.

       7.06 SURRENDER OF THE LEASED PREMISES. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up the Leased Premises to Landlord in as good condition as existed on the date of possession by Tenant, ordinary wear and tear, damage by fire or casualty, taking by eminent domain or transfers in lieu thereof, latent defects and repairs for which the Landlord or another third party is responsible excepted. Upon such termination of this Lease, Landlord shall have the right to re-enter and resume possession of the Leased Premises.

       7.07 HOLDING OVER. In the event of holding over by Tenant after expiration or termination of this Lease without the prior written consent of Landlord, Tenant shall pay as liquidated damages one hundred fifty percent (150%) of the amount of all Base Rental and Tenant's Additional Rental which was payable by Tenant immediately prior to such expiration or termination. In the event of any unauthorized holding over, Tenant shall also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination of this Lease. In the event Tenant shall be precluded from timely vacating the Leased Premises upon expiration or termination of this Lease as a result of significant damage, destruction or similar catastrophic event involving Tenant's future leased premises, Tenant shall be permitted to remain in occupancy of the Leased Premises subject to all of the terms and conditions contained within this Lease for a maximum period of sixty (60) days following the expiration or termination of this Lease and shall only be responsible to Landlord for the payment of the amounts provided for pursuant to this Section 7.07 as liquidated damages. Any such holding over without the prior written consent of Landlord shall create a tenancy at sufferance relationship with Tenant.

       8. CONDEMNATION. If all of the Complex is taken or condemned, or acquired under threat of condemnation, by or at the direction of any governmental authority (a "Taking" or "Taken", as the context requires), or if so much of the Complex is Taken that, in Landlord's reasonable opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's reasonable opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease as of the date of the Taking or the date Tenant is deprived of possession of the Leased Premises (whichever is later), provided, however, that Landlord shall similarly terminate all other tenant leases within the Building. If this Lease is not terminated as a result of a Taking, Landlord shall restore the Leased Premises remaining after the Taking to a Building standard condition, provided, however, in the event the Landlord has not actually completed such repair work such that the Leased Premises are tenantable and otherwise suitable for the operation of Tenant's business, in Tenant's reasonable discretion, within two hundred and seventy
(270) days from the date of the condemnation, or if twenty (20) percent or more of the Leased Premises is Taken, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord. In the case of Tenant's written notice to Landlord pursuant to Tenant's rights provided herein to terminate this Lease as a result of the Taking of twenty (20) percent or more of the Net Rentable Area of the Leased Premises, such termination must be delivered to Landlord within (60) days after the date of the Taking, failing which, such right of Tenant shall be of no further force or effect. During the period of restoration, Base Rental shall be abated to the extent the Leased Premses are rendered untenantable and, after the period of restoration, Base Rental and Tenant's Proportionate Share shall be reduced in the proportion that the area of the Leased Premises Taken or otherwise rendered untenanta6le bears to the area of the Leased Premises just prior to the Taking. If any portion of Base Rental is abated under this Section 8, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same. Tenant shall have the right to assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's movable personal property and any leasehold improvements above building standard paid for by Tenant.

       9. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Landlord's control, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building.

       10. CASUALTY. In the event of a fire or other casualty in the Leased Premises, Tenant shall promptly give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Rent shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable and Landlord agrees to commence and prosecute such repair work promptly and with all due diligence. In the event such destruction results in total or substantial damages to or destruction of the Building and Landlord shall elect not to rebuild, then all Rent owed up to the time of such destruction or termination shall be paid by Tenant and thenceforth this Lease shall cease and come to an end. Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 10 within sixty (60) days after any such damage or destruction. In the event that more than twenty (20) percent of the Net Rentable Area of the Leased Premises becomes untenantable as a result of fire or other casualty and further if a qualified contractor selected by Landlord reasonably estimates that it will take longer than two hundred seventy
(270) days from the date of such casualty to rebuild/restore such destruction, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within thirty (30) days of receiving such notice with respect to the duration of the anticipated rebuilding/restoration time requirements from Landlord or Landlord's contractor. If Tenant does provide such notice to Landlord and thereby elects not to terminate this Lease, Landlord shall be obligated to commence and prosecute such repair work promptly and with all due diligence and shall restore the Leased Premises to the condition that existed immediately prior to such casualty subject to the limitations further provided in this Section 10 of the Lease. If the repair and restoration is not competed within thirty (30) days after the time period stated in the notice provided to Tenant by Landlord or Landlord's contractor, Tenant shall have the right to terminate this Lease. If Tenant elects to terminate the Lease pursuant to the rights granted to Tenant under this Section 10, Tenant may nevertheless continue its occupancy of the tenantable portion of the Leased Premises for up to six months following the date of the casualty, provided that Tenant continues to pay all Rent prorated as to the portion of the Leased Premises then occupied by Tenant and Tenant otherwise abides by the terms of the Lease. Notwithstanding anything contained in this Section 10, Landlord shall only be obligated to restore or rebuild the Leased Premises to the condition originally constructed by way of Landlord's Work at Tenant Space combined with the level of improvements which were afforded by way of the Improvement Allowance as defined in Exhibit "C" to the Lease and in no event shall Landlord be required to expend more sums than received from the proceeds of any insurance carried by Landlord; provided, however, Tenant shall have the right to cause Landlord to rebuild or restore the Leased Premises to the condition they were in prior to such damage or destruction, in which event Tenant shall bear the cost (including rentals which are lost due to any excess construction time) of such restoration or rebuilding to the extent the same exceeds the costs Landlord would have incurred had only Building standard improvements been used.

       11.    INSURANCE.

       11.01 INSURANCE BY LANDLORD. Landlord shall obtain and maintain throughout the term of this Lease the following policies of insurance:

       (a) replacement cost fire and extended coverage insurance of not less than eighty percent (80%) of full replacement cost, excluding footings and foundations, on the Building (excluding non-Building standard leasehold improvements) and on all Building standard improvements; and

       (b) comprehensive general and contractual liability insurance in an amount of at least $1,000,000 against claims for personal injury, death and property damage occurring in or about the Building.

       Said insurance shall be maintained with an insurance company authorized to do business in Texas, subject to the foregoing requirements of Section 11.01, in such amounts desired by Landlord and at the expense of Landlord (but with the same to be included in the operating expenses of the Building as described in
Section 4.03) and payments for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord for casualty insurance shall exceed the standard rates because of Tenant's operations within or contents of the Leased Premises or because the improvements to the Leased Premises are above Building standard, Landlord shall notify Tenant no later than ten (10) days prior to Landlord's purchase of said insurance policy, to the extent to which Landlord shall have such information, the nature of Tenant's operations, contents within the Leased Premises or the improvements to the Leased Premises which are above building standard and which have caused the annual premiums to be paid by Landlord for casualty insurance to exceed the standard rate and Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence). Tenant shall be named as an additional insured under Landlord's general liability insurance policy.

       11.02 INSURANCE BY TENANT. Tenant shall obtain and maintain throughout the term of this Lease the following policies of insurance.

       (a) replacement cost fire and extended coverage insurance, with vandalism, malicious mischief and sprinkler leakage endorsements, on all of Tenant's personal property and non-Building standard leasehold improvements in the Leased Premises in an amount not less than the full replacement cost thereof;

       (b) comprehensive general and contractual liability insurance against claims for personal injury, death and property damage occurring in or about the Leased Premises, such insurance to afford protection to the limits of (i) not less than $2,000,000.00 in respect of injury to or death of any number of persons arising out of any one occurrence and (ii) $1,000,000.00 in respect of any instance of property damage; and

Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of such insurance and shall, at all times during the term of this Lease, deliver to Landlord upon request true and correct copies of said insurance policies.
The policy described in clause (b) shall (i) NAME LANDLORD AS AN ADDITIONAL INSURED, (ii) provide that it will not be canceled or reduced in coverage without thirty (30) days' prior written notice to Landlord, (iii) insure performance of the indemnities of Tenant contained in this Lease, and (iv) be primary coverage, so that any insurance coverage obtained by Landlord shall be excess thereto. Tenant shall deliver to Landlord certificates of renewal at least thirty (30) days prior to the expiration date of each such policy and copies of new policies at least thirty (30) days prior to terminating any such policies. All policies of insurance required to be obtained and maintained by Tenant shall be subject to the approval of Landlord as to terms, coverage, deductibles and issuer.

       11.03 WAIVER OF RECOVERY AND SUBROGATION RIGHTS. Landlord and Tenant each hereby waives any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers, or employees, for any loss or damage that may occur to the Leased Premises or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which would be insured against under the terms of the insurance policies required to be maintained pursuant to Sections I 1.0 I and 1 1.02 hereof, or which is actually maintained by such other party, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other party. If the respective insurer of Landlord and Tenant does not permit such a waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each covenant and agree to notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective policy with respect to such waiver.

       12. HOLD HARMLESS. Landlord shall not be liable to Tenant, its agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant, its agents, servants or employees, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage in the Building or on the Land. Tenant shall not be liable to Landlord, or to Landlord's agents, servants, employees, contractors, customers or invitees for any damage to person or property caused by any act, omission or neglect of Landlord, its agents, servants or employees, and Landlord agrees to indemnify and hold Tenant harmless from all claims for such damage.

       13.    ENFORCEMENT OF LEASE.

       13.01 DEFAULT BY TENANT. The occurrence of any one or more of the following shall constitute an Event of Default" under this Lease:

       (a) the failure of Tenant to pay any Rent as and when due under this Lease and the continuance of such failure for a period of ten (10) days after receipt of written notice to Tenant;

       (b) the failure of Tenant to perform, comply with or observe any of the other covenants or conditions and the continuance of such failure for a period of thirty (30) days after receipt of written notice to Tenant; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Tenant's diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said thirty
(30) day period and complete curative action within a reasonable time thereafter;

       (c) the filing of a petition by or against Tenant or any guarantor of Tenant's obligations under this Lease (i) naming Tenant as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or (iii) to reorganize or modify Tenant's capital structure; and in the case of filing against Tenant on an involuntary basis and any of the same is not dismissed within sixty (60) days thereafter;

       (d) the admission by Tenant in writing of its inability to meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors;

       (e) except for any sale or exchange of Tenant's stock in a public offering and the subsequent sale of Tenant's stock on a nationally recognized exchange or NASDAQ, the transfer of ownership interests in Tenant in one or more transactions, the result of which is to change the majority ownership interest and/or control of Tenant from that which existed as of the date of execution of this Lease, unless Landlord consents to such change in ownership and/or control in advance (which consent will not be unreasonably withheld, conditioned or delayed); or

       (f) the assignment or subletting of all or any part of the Leased Premises by Tenant without the prior written consent of Landlord in accordance with Section 19.

       13.02 REMEDIES OF LANDLORD. Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity;

       (a) Terminate this Lease by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 4.04(c), (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the lease term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other costs (such as leasing commissions and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease.

       (b) Elect to receive liquidated damages in an amount equal to the monthly Base Rental and monthly Tenant's Estimated Additional Rental payable hereunder for the month during which this Lease is terminated times eighteen
(18), which amount shall be in lieu of the payment of damages Landlord may suffer by reason of such termination, but which shall not be in lieu of or reduce in any way any amount due from Tenant (including accrued Rent) or damages incurred by Landlord due to breach by Tenant of any covenant or other obligation herein (whether or not liquidated) which accrued prior to the termination of this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in any proceedings to enforce Landlord's rights hereunder, including without limitation, any proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

       (c) Terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by forcible entry and detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. Landlord shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the term of this Lease, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the fight (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord's standards and criteria for leasing other comparable space in the Building. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in
Section 4.04(c), the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefore from time to time and Tenant agrees that Landlord may file suit to recover any sums failing due under the terms of this Section 13.03(c) from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretoforereduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant's fight of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease. In any proceedings to enforce this Lease under this Section 13.03(c), Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

       (d) Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to Landlord's lien or security interest described in Section 13.01. The provisions of this Section 13.03(d) are intended to override and control any conflicting provisions of the Texas Property Code.

       13.03 DEFAULT BY LANDLORD. If Landlord defaults in the performance of any of its obligations under the Lease, and such default has a material adverse effect on Tenant's use and enjoyment of the Premises, and if such default continues for 30 days after written notice to Landlord, and to any first lien mortgagee or ground lessor of Landlord of which Tenant has notice (or, if such failure cannot reasonably be cured within said 30-day period despite Landlord's or such mortgagee's or ground lessor's diligent good faith efforts, such longer period of time as is required provided that Landlord or such mortgagee or ground lessor commences diligent good faith efforts to cure such failure within said 30-day period and thereafter diligently pursue such efforts) Tenant may, at its option, in addition to all other remedies available at law or under the
Lease: (a) cure such default and invoice Landlord for the reasonable costs thereof, in which event Tenant shall have the right to deduct from Rents payable hereunder the amount of any such invoice not paid by Landlord within 10 days of its receipt thereof, or (b) institute legal proceedings against Landlord to recover the damages incurred by Tenant on account of such default and/or to enjoin such default.

       13.04 REMEDIES OF TENANT. Upon any Event of Default by Landlord, Tenant may exercise all rights and remedies provided at law or in equity except to the extent otherwise specifically provided in this Lease.

       13.05 NON-WAIVER. No action by the Landlord or Tenant shall be deemed to imply or constitute a waiver by them of any of their rights under this Lease unless such waiver is in writing and signed by Landlord or Tenant and acknowledges that such action taken by Landlord or Tenant is an express waiver of their rights. Furthermore, any such writing shall not be deemed to be a continuing waiver of Landlord's or Tenant's fights and shall be expressly limited to actions recited in any such waiver. Landlord and Tenant shall have the right to declare any default under the Lease not waived in writing at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

       13.06 RENT COMPUTATION. For purposes of computing unpaid rent which would have accrued and become payable under this Lease, unpaid rent shall consist of the sum of:

       (a)    the total Base Rental for the balance of the Term; plus

       (b) Tenant's Additional Rental for the balance of the Term. For purposes of computing, Additional Rental for the calendar year of the default and each future calendar year in the Term, it shall be assumed to be equal to the Additional Rental for the calendar year prior to the year in which default occurs compounded at a rate equal to the mean average rate of inflation for the three (3) calendar years preceding the calendar year of the default, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals
100) for the metropolitan area or region of which Houston, Texas is a part. If such index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised. If no replacement index exists then Landlord shall select as a replacement index that index which, in Landlord's opinion, is generally recognized as the successor index.

       13.07 LANDLORD'S RIGHT TO CURE DEFAULTS. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Base Rental, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant's part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed additional rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of rent.

       14. ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party's reasonable attorneys' fees.

       15. SUBORDINATION. Tenant covenants and agrees with Landlord to subordinate Tenant's rights and interests under this Lease to any mortgage, deed of trust and/or security agreement which may now or hereafter encumber the Building or the Land or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof provided the holder thereof delivers to Tenant a non-disturbance agreement reasonably acceptable to Tenant. In confirmation of such subordination, however, at Landlord's request Tenant shall execute promptly any appropriate certificate or subordination agreement or instrument that Landlord may reasonably request. In the event of the enforcement by the trustee, the beneficiary or the secured party under any such mortgage, deed of trust or security agreement of the remedies provided for by law or by such mortgage, deed of trust or security agreement, subject to the terms of any non-disturbance agreement or subordination agreements executed by Tenant, Tenant, upon request of the any person or party succeeding to the interest of Landlord as a result of such enforcement, will automatically become the Tenant of such successor in interest without any change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (a) any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or (b) any amendment or modification of this Lease made without the written consent of such ground lessor or such successor in interest; and further provided that such successor in interest shall assume and perform the duties and obligations of Landlord under the Lease from and after the date Landlord's interest is so acquired, subject to and without increasing the limitations of Landlord's Personal Liability set forth in Section 20 of this Lease. Upon request by such successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments reasonably acceptable to Tenant confirming and evidencing such attornment herein set forth, and deliver such instruments or certificates within fifteen (15) days after being requested by Landlord to do so. Notwithstanding anything contained in this Lease to the contrary, in the event of any


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

default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease, Tenant shall not exercise such right unless and until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the lessor under any such land or ground lease and the holder(s) of any such mortgage or deed of trust or security agreement who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) said lessor and holder(s) fail to cure or cause to be cured said default within thirty (30) days from the receipt of such notice from Tenant. This Lease is further subject to and subordinate to all matters of record in Harris County, Texas. The terms of any subordination and attornment agreement executed by Tenant with any lienholder shall supercede and control over the provisions of this Section 15 as to such matters between Tenant and such lienholder.

Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease to the extent set forth in such document and thereupon the Lease shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease as would have existed if this Lease had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.

Notwithstanding the foregoing, Tenant shall not be disturbed in its rights to use, occupy and possess the Lease Premises pursuant to the terms and conditions of this Lease so long as Tenant is not in default hereunder.

Upon acquisition of the Land, Landlord shall provide to Tenant a commercially reasonable Non-disturbance agreement in a form reasonably acceptable to Tenant in favor of Tenant from any lien holder(s) or any mortgage holder(s), now in existence against the Leased Premises, and as to all advances made or hereafter to be made thereon. If at any time during the term of this Lease any new or additional lien or mortgage is imposed on the Complex, then contemporaneously with the creation of such lien or mortgage, Landlord shall provide to Tenant a commercially reasonable non-disturbance agreement in a form reasonably acceptable to Tenant in favor of Tenant from such lien holder(s) or mortgage holder(s). Each non-disturbance agreement shall be in recordable form and may be recorded at Tenant's election and expense.

       16. ESTOPPEL CERTIFICATE. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, or the holder of any deed of trust, mortgage or security agreement covering the Building, the Land, or any interest of Landlord therein, a certificate signed by a Tenant to the extent the following are true representations (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modification), (b) as to the Commencement Date and the date through which Base Rental and Tenant's Estimated Additional Rental have been paid, (c) that, except as stated on the Certificate, Tenant has accepted possession of the Leased Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to


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

the satisfaction of Tenant, (d) that except as stated in the certificate no Rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate),
(f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against Rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of Net Rentable Area then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease and 6) as to such other matters as may be reasonably requested by Landlord or the holder of any such deed of trust, mortgage or security agreement and which accurately confirm matters of fact and provisions of this Lease. Any such certificate may be relied upon by any, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Land or ay part thereof or interest of Landlord therein.

       17. NAME OF BUILDING AND BUILDING SIGNAGE. Landlord and Tenant mutually covenant and agree that provided no Event of Default then exists, Tenant shall be permitted the use of the upper most position of a monument sign to be provided by Landlord (substantially as shown on Exhibit "K" hereto) in a location proximal to the driveway access from U.S. Highway 59. The area provided on Landlord's monument for Tenant's identification shall be a minimum of twenty-four square feet in size. Tenant's signage to be erected upon the monument provided by Landlord, shall be at Tenant's expense, shall be of a design, constructed of materials, affixed in an exact location which shall be subject to the approval of Landlord. which approval shall not be unreasonably withheld. Other than to the extent provided in this Section 17, Tenant shall not be permitted to place signage on any part of the Building exterior or complex. Should an Event of Default occur, Landlord hereby reserves and shall have the right at any time and from time to time to remove Tenant's name from the monument signage as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.

       18.    ASSIGNMENT OR SUBLETTING BY TENANT

       18.01 GENERAL. In the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease, assignment, use or occupancy, the date same is to occur, the exact location of the space affected thereby and the proposed rentals on a square foot basis chargeable thereunder) of such desire at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

       (a) to refuse to permit Tenant to assign or sublet this Lease which refusal shall only be based upon Landlord's reasonable judgment that (i) the nature and character of the proposed assignee or sublessee, its business and activities or intended use of the Leased Premises are not consistent with the standards of the Building (ii) the proposed occupancy would impose a material additional burden upon the Building systems or Landlord's ability to provide services to other tenants in the Building provided, however, that Tenant shall have the opportunity to agree to rectify


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

or alleviates such additional burden at Tenant's expense, in which event this condition shall not be the basis for Landlord's refusing its consent, or (iii) the granting of such consent would constitute a default of any exclusive or restrictive use provision of any other lease in the Building, provided, that Landlord has given Tenant prior written notice of such exclusive or restrictive use and in such case this Lease shall continue in full force and effect in accordance with the terms and conditions hereof, or

       (b) to terminate this Lease (in the event of a proposed assignment) or recapture (in the event of a proposed sublease) the space so affected for the period of the proposed sublease term as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date for the period of the proposed sublease term, or

       (c) to suspend this Lease as to the space so affected as of the date and for the duration so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space during said suspension, including a suspension of the Rent in proportion to the portion of the Leased Premises affected thereby (but after said suspension, if the suspension is not for the full term hereof, Tenant shall once again become liable hereunder as to the applicable space), or

       (d) permit Tenant to assign this Lease or sublet such space for the duration specified in such notice, provided that the form and substance of the proposed sublease or instrument of assignment is expressly subject to all of the terms and provisions of this Lease and to any matters to which this Lease is subject.

Notwithstanding the foregoing, Tenant shall have the right to sublet all or any portion of the Leased Premises to any entity which by majority ownership controls, is under common control with, or is controlled by Tenant and Tenant shall have provided Landlord with proof thereof and provided that the sublease and such subletting is expressly subject to all of the terms and provisions of this Lease including, but not limited to, Sections 3, 18.02, 18.03 and 18.04 hereof.

       18.02 AGREEMENTS WITH LANDLORD. No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance reasonably acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease, as to the space transferred to it, (ii) Tenant subordinates to Landlord's statutory lien, contract lien and security interest any liens, security interests or other fights which Tenant may claim with respect to any property of such sublessee or assignee, (iv) Tenant and such sublessee or assignee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (v) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 or for other general office use purposes which shall not conflict with any exclusive use rights granted by Landlord to any of Landlord's other tenants within Landlord's Building and otherwise in strict accordance with this Lease and (vi) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce this Lease against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. So long as any Event of Default shall exist hereunder, Landlord, in addition to any other remedies herein provided or available at law or in equity. may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against the Rent due to Landlord frm Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

       18.03 EFFECT OF TRANSFER. No consent by Landlord to an assignment or sublease shall be deemed in any manner to be a consent to a use not permitted under Section 3. Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 18 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 18 shall be deemed to include a prohibition against Tenant's mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an event of default under this Lease unless consented to by Landlord in writing in advance.

       18.04 DELIVERY TO LANDLORD. In any situation in which Landlord consents to an assignment or sublease hereunder, Tenant shall promptly deliver to Landlord a fully executed copy of the final sublease agreement or assignment instrument and all ancillary agreements relating thereto.

       19. PEACEFUL ENJOYMENT. Landlord covenants that Tenant shall and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

       20. LIMITATION OF LANDLORD'S PERSONAL LIABILITY. Tenant specifically agrees to look solely to Landlord's interest in the Complex (but including rental income and proceeds of insurance, condemnation, sale and financing accruing to Landlord after the date of any final judgment) for the recovery of any judgment against Landlord, it being agreed that Landlord, its officers, directors, agents and employees shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or payable under or on account of any insurance policy maintained by Landlord. Landlord's obligations hereunder are subject to Landlord acquiring the Land upon the terms and conditions of the Landlord's contract for such acquisition and Landlord obtaining interim construction financing of the Building upon terms and conditions satisfactory to Landlord.


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

Tenant's obligations hereunder are subject to Landlord notifying Tenant in the affirmative of said approvals on or before, October 30, 1997.

       21. NOTICES. (a) Any notice or other communications to Landlord or Tenant required or permitted to be given under this Lease (and copies of the same to be given to the parties as below described) must be in writing and shall be effectively given if delivered to such party at its address for notice set forth in Section 1.01 above, or if sent by United States mail, certified or registered, return receipt requested, to said address. Any notice mailed shall be deemed to have been given on the regular business day next following the date of deposit of such item in a depository of the United States Postal Service in Houston, Texas. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Either party shall have the right to change its address to which notices shall thereafter be sent by giving the other written notice thereof. Additionally, Tenant shall send copies of all notices of Landlord Default required or permitted to be given to Landlord to each lessor under any ground or land lease covering all or part of the Land and each holder of a mortgage or deed of trust encumbering the Complex who notifies Tenant in writing of its interest and the address to which notices are to be sent.

       22. BANKRUPTCY. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this Section Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further actor documentation, to have assumed all of the Tenants obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed on or rejected within sixty
(60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

       23.    MISCELLANEOUS.

       23.01 SATELLITE DISH INSTALLATION. Tenant shall be allowed to install up to three (3) satellite dish antennas on the rooftop of the Building, and use of the Building risers to run conduit and cabling as necessary to connect the antennas to the Premises at no additional cost to Tenant. The size of such antennas shall not exceed three feet (Y) in diameter, subject to Landlord's reasonable approval of the location and manner of attachment of such antennas and any applicable law and regulations affecting the Building.

       23.02 MOVING EXPENSE. Tenant shall be responsible for all cost and expense associated with Tenant's relocation to Landlord's Building.

       23.03 WAIVER OF LIEN BY TENANT. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien (other than a judgment lien) against the Building or to withhold, deduct from or offset against any Rent or other sums to be paid to Landlord by Tenant.

       23.04 SUCCESSOR AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenants assigns.

       23.05 NUMBER AND GENDER. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

       23.06 REMEDIES CUMULATIVE; APPLICABLE LAW. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

       23.07 AMENDMENT. This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.

       23.08 ENTIRE AGREEMENT. The terms and provisions of all Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Lease.

       23.09 AUTHORITY OF TENANT AND LANDLORD. If Tenant and Landlord is a corporation, partnership or other entity, Tenant and Landlord warrants and represents unto each other that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Delaware, and

Landlord is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Tenant and Landlord has full right and authority to execute, deliver and perform this Lease, (c) the person executing this Lease was authorized to do so and (d) upon request of Tenant and Landlord, such person will deliver to each other satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant and Landlord.

       23.10 GOOD FAITH EFFORTS. Whenever in this Lease there is imposed upon Landlord the obligation to use its good faith efforts, reasonable efforts or diligence, Landlord shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord extreme financial or other business burdens.

       23.11 SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

       23.12 BROKERAGE COMMISSIONS. Landlord agrees to pay to Broker, if any, a real estate brokerage commission as set forth in a separate commission agreement between Landlord and Broker. Tenant hereby represents and warrants to Landlord that Tenant has not employed any other agents, brokers or other such parties in connection with this Lease, and agrees that Tenant shall hold Landlord harmless from and against any and all claims of all other agents, brokers or other such parties claiming by or through Tenant.

       23.13 MEMORANDUM: At the request of either party, Landlord and Tenant agree to execute and record a Memorandum of this Lease in the real estate records of Fort Bend County, Texas

       23.14 PARKING. Parking spaces for the Leased Premises shall be governed by the terms and provisions of Exhibit E attached hereto and made a part hereof for all purposes.

       23.15 EXHIBITS. All Exhibits referenced in this Lease are incorporated herein for all purposes as if fully set forth within the text of this Lease.

       Exhibit A     -      Legal Description
       Exhibit B     -      Preliminary Floor Plan of Leased Premises
       Exhibit B- I         Preliminary Floor Plan of Expansion Space
       Exhibit C     -      Initial Tenant Improvements
       Exhibit D     -      Building Standard Holidays
       Exhibit E     -      Parking
       Exhibit F     -      Building Rules and Regulations
       Exhibit G     -      Renewal Option
       Exhibit H     -      Expansion Option
       Exhibit I     -      Commencement Agreement
       Exhibit J     -      Landlord's Building Description
       Exhibit K     -      Monument Sign


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

       23.16 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA. It is the understanding and intention of the parties that Tenant's rights and remedies with respect to the transactions provided for and contemplated in this Lease (collectively, this "Transaction") and with respect to all acts or practices of Landlord, past, present, or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the "DTPA"). Accordingly, Tenant hereby
(a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that
(i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord or any agent of Landlord and Tenant has conferred with Tenant's counsel concerning all elements of this Lease (including, without limitation, this Section 25.15) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant's family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease, has expressly relied on the inapplicability of the DTPA to this Transaction.

       23.17  TENANT'S SPECIAL RIGHTS TO TERMINATE LEASE

       (a) Tenant shall have the right to terminate this Lease if Landlord fails to consummate the acquisition of the Land and obtain interim construction financing for the Building on or before October 31, 1997. If Landlord does not notify Tenant in writing of the occurrence of each such events by October 31, 1997, Tenant will have the right to terminate this Lease by written notice to Landlord not later than November 7, 1997.

       (b) Tenant will have the right to terminate this Lease if Landlord fails to achieve any of the following construction progress events by the deadline date specified:

              (i) substantial completion of the Building foundation to the condition that Landlord's contractor can commence erection of the structural steel of the Building by January 30, 1998;

              (ii) substantial completion of the erection of structural steel of the Building by March 20, 1998;

              (iii) completion of the Building to "dried-in" condition so that the Building is sufficiently sealed against the rain and other elements to permit the commencement of construction of the Initial Leasehold Improvements without risk of damage thereto from weather elements by May 1, 1998.

Upon occurrence of each of the construction progress events described above, Landlord will deliver to Tenant a written certification thereof from Landlord's architect. If Tenant does not receive such certification with respect to any such event by the applicable deadline therefor, Tenant may exercise its termination right by delivery to Landlord of a notice of such termination within five (5) business days following the applicable deadline date.

       (c) Upon receipt by Landlord of timely notice by Tenant of its election to terminate this Lease pursuant to the provisions of this Section 23.17, Landlord and Tenant shall each be released from all further liability under this Lease, irrespective of what costs or expenses either of the parties have incurred prior to the date of termination. Should Tenant fail to deliver timely notice of its election to terminate this Lease pursuant to Sections 23.17(a) or (b) above, Tenant's right to so terminate this Lease shall be of no further force or effect.

       23.18 CONSTRUCTION OF BUILDING. Landlord covenants and agrees to construct the Building substantially in accordance with the description thereof set forth on Exhibit "J" attached hereto and those certain plans and specifications prepared by Yeatts Architecture, Inc., Job No. 9708, dated September 30, 1997.


       IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date aforesaid.

                                          LANDLORD:
                                          TURNER ADREAC, L.C.



                                          By:    /s/ Michael Van
                                                 ---------------
                                          Name:  Michael Van
                                          Title: Executive Vice President

                                          TENANT:
                                          NEON SYSTEMS, INC.



                                          By:    /s/ Joe Backer
                                                 --------------
                                          Name:  Joe Backer
                                          Title: CEO

                                     EXHIBIT A

                           LEGAL DESCRIPTION OF PROPERTY


                            METES AND BOUNDS DESCRIPTION
                           3.841 ACRES OUT OF RESERVE'T"
                                 SUGAR CREEK CENTER
                              FORT BEND COUNTY, TEXAS


Being a tract or parcel of land containing 3.841 acres (167,321 square feet) situated in the Brown & Belknap League, Abstract 15, in Fort Bend County, Texas, and being out of and a part of that certain Reserve "D", called 6.0596 acres, out of Sugar Creek Center as recorded in Slide 596B of the Plat Records of Fort Bend County, said 3.841 acre tract being more particularly described by metes and bounds as follows (with all bearings referenced to the subdivision plat):

BEGINNING at a 5/8-inch iron rod found for the most easterly northeast comer of said Reserve "D" in Sugar Creek Center, being the southerly comer of a cutback at the intersection of the southwesterly right-of-way line of Commerce Green Boulevard (100 feet wide) with the westerly right-of-way line of U.S. Highway 59 (Southwest Freeway - width varies) as shown in Slide 596/B of the Plat Records of Fort Bend County, being also the most easterly corner of the herein described
3.841 acre tract;

THENCE South 26'06'17" West along the westerly line of said U.S. Highway 59 and the easterly line of said Reserve "D", a distance of 278.83 feet to the southeast corner;

THENCE North 6353'43" West, a distance of 54.83 feet to an angle point;

THENCE South 88'38'36" West, a distance of 222.85 feet to an intersect with the west line of said Reserve "D" and the east right-of-way line of Alkire Drive (80 feet wide) as recorded in Volume 237, Page 159, of the Deed Records of Fort Bend County;

THENCE in a northerly direction, a distance of 124.68 feet along the west line of said Reserve "D" and the east right-of-way line of said Alkire Drive, following the arc of a curve to the left, having a radius of 1928.40 feet, a central angle of 03'42'1 6" (Chord = N03'l 8'57"W, 124.66') to the end of the said curve;

THENCE continuing in a northerly direction, a distance of 792.19 feet along the west line of said Reserve "D" and the east right-of-way line of said Alkire Drive, following the arc of a curve to the left, having a radius of 2993.00 feet, a central angle of 15'09'55" (Chord = N1249'06"W, 789.88') to an intersect with the southwesterly right-of-way line of said Commerce Green Boulevard as monument on the ground;

THENCE in a southerly direction, a distance of 872.44 feet along the east line of said Reserve "D" and the westerly right-of-way line of said Commerce Green Boulevard, following the arc of a curve to the left, having a radius of 1180.69 feet, a central angle of 42'20'13" (Chord = S41046'38"E, 852.72') to a 5/8-inch iron rod found for a cutback corner;

THENCE South 18'24'36" East along the cut-back corner at the northeast comer of said Reserve "D" a distance of 28.67 feet to the POINT OF BEGINNING and containing 3.841 acres (167,321 square feet) of land, more or less.

McClendon & Reno
Ph: (281) 240-9099
Job No. 48-9703A
October, 1997

                                     EXHIBIT B

                           FLOOR PLAN OF LEASED PREMISES

                                     EXHIBIT B-1
                             FLOOR PLAN OF EXPANSION AREA

                                      EXHIBIT C

                             INITIAL TENANT IMPROVEMENTS

     This Workletter (this "Agreement") is made and entered into this ___ day of 199__, in connection with that certain Lease Agreement (the "Lease") by and between constitutes the entire agreement between Landlord and Tenant with respect to the construction and completion of the Leased Premises. All capitalized terms used herein, but not otherwise defined shall have the meanings ascribed to such terms in the Lease.

     To induce Landlord and Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows in the event Tenant elects to have Landlord construct the Initial Tenant Improvements:

     1. WORK BY LANDLORD. Landlord shall cause to be constructed and/or installed in the Leased Premises of the leasehold improvements and tenant finish (the "Initial Tenant Improvements") as set forth on approved plans which are to be developed in accordance with Schedule of Critical Dates herein stated.

     2. PLANNING AND CONSTRUCTION. Landlord and Tenant shall cooperate in good faith in the planning and construction of the Initial Tenant Improvements, and Tenant shall respond promptly to any request from Landlord for Tenant's approval of any particular aspect thereof, it being agreed and understood that it is the intent and desire of the parties that the Leased Premises be ready for Tenant's occupancy on or before July 15, 1998 (the "Estimated Leased Premises Delivery Date").

     3. QUALITY OF WORK. Landlord shall supervise the construction of the Initial Tenant Improvements and shall use its reasonable good faith efforts to cause same to be constructed and installed in a good and workmanlike manner in accordance with good industry practice. Landlord and Tenant shall inspect the Leased Premises before Tenant takes occupancy and create a repair list of items (if any) that may need correcting. The creation of such list shall not delay the "Leasehold Improvements Completion Date". Landlord shall use reasonable good faith to correct all items listed in a timely manner. Landlord's contractor shall provide Tenant a one (1) year warranty on workmanship, materials and equipment (or in the case of equipment warranties where manufacturers' warranties exceed one (1) year, such warranties which manufacturers provide).

     4.   COMPLETION OF CONSTRUCTION.  The "Leasehold Improvements
Completion Date" shall mean the date upon which the Initial Tenant Improvements are substantially complete. Landlord shall provide a temporary or final certificate of occupancy covering the Leased Premises as required for Tenant's temporary and final use of the Leased Premises. The phrase "substantially complete" shall mean that all construction debris has been removed from the Leased Premises and the Leased Premises are clean, the Leased Premises may reasonably be used and occupied for the purposes intended by the Tenant and the progress of the construction of the Initial Tenant Improvements to date is such that final completion of the Initial Tenant Improvements can occur within a reasonable period of time and without undue interference to the Tenant's use of the Leased Premises. If the Leased Premises are not ready for occupancy by the Estimated Leased Premises Delivery Date for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof unless otherwise provided for in the Lease.

     5. DISCLAIMER OF WARRANTY. The foregoing constitutes Landlord's only warranty with respect to the Leasehold Improvements. TENANT ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE INITIAL TENANT IMPROVEMENTS, IF ANY, TO BE PROVIDED BY LANDLORD, WILL BE PERFORMED BY TURNER ADREAC QUEST, L.C. D.B.A. QUEST CONSTRUCTION COMPANY AND THAT LANDLORD HAS MADE AND NVILL MAKE NO WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION THEREOF OR AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL BE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE. AS SET FORTH IN SECTION 4.04
(c) OF THIS LEASE, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 6.01(c) HEREOF. TENANT'S OBLIGATION TO PAY BASE AND ADDITIONAL RENTAL HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE BUILDING OR THE PERFORMANCE BY LANDLORD, QUEST CONSTRUCTION COMPANY, TENANT OR ANY CONTRACTOR OF TENANT OF ANY OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENTAL WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD CONTRACTOR OF THEIR DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. However, Landlord agrees that in the event that any defect in the construction of the Initial Tenant Improvements is discovered, Tenant shall have the right to pursue and seek to enforce any warranties of each contractors) and/or manufacturer of any defective materials incorporated therein in Tenant's own name.

     6.   COST OF INITIAL TENANT IMPROVEMENTS-LANDLORD CONSTRUCTS INITIAL
TENANT IMPROVEMENTS. Landlord shall pay all costs and expenses of the Initial Tenant Improvements (including, labor, materials and architectural and engineering costs) up to the aggregate amount of $15.00 per square foot of Tenant's Net Rentable Area (the "Improvement Allowance"). Any costs and expenses in excess of the Improvement Allowance shall be paid in cash by Tenant to Landlord 50% upon Landlord's execution of the Construction Contract thereto with the balance payable monthly (within ten (10) days of receipt of Landlord's invoice to Tenant therefore) to Landlord in accordance with the terms and conditions for monthly progress payments by Landlord to Landlord's Contractor during the construction period. All payments not received by Landlord within the prescribed period for payment shall bear interest from the date due until paid at the greater of (1) two percent (2%) above the "prime rate" per annum. of Texas Commerce Bank National Association or its successor ("TCB") in effect on said due date (or if the "prime rate" be discontinued, the base reference rate then being used by TCB to define the rate of interest charged to commercial borrowers) or (2) eighteen percent (18%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United

States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the indicated rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect.

     In the event the costs of the Initial Tenant Improvements as defined above shall be less than the Improvement Allowance, Landlord shall rebate to Tenant the amount of the Improvement Allowance which has not been expended. Landlord may effect such rebate in any of the following methods and the determination of the method of rebate shall be at the sole discretion of Landlord;

     (i) Landlord may issue direct payment to Tenant in an amount equal to the amount of Improvement Allowance which Landlord has not expended. Such payment shall be made within forty-five (45) days following receipt by Landlord of all final invoices for labor, materials and architectural and engineering, costs associated with the construction of the Tenant Improvements and lien waivers therefor but in no event shall such payment be issued prior to Tenant's Occupancy of the Leased Premises and execution by Tenant of the Commencement Agreement as provided for in Exhibit "I" to the Lease.

     (ii) Landlord may provide to Tenant an abatement of Base Rental due under the Lease in an amount equal to the amount of Improvement Allowance not expended by Landlord. Landlord shall provide to Tenant Landlord's calculation of the amount of abatement within forty-five (45) days following receipt by Landlord of all final invoices for labor, materials and architectural and engineering costs associated with the construction of the Tenant Improvements and lien waivers therefor. No abatement of Tenant's Base Rental due under the Lease shall become effective prior to Tenant's Occupancy of the Leased Premises and execution by Tenant of the Commencement Agreement as provided for in Exhibit T' to the Lease.

PART 1. SCHEDULE OF CRITICAL DATES WHEN LANDLORD CONSTRUCTS INITIAL TENANT IMPROVEMENTS

     Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations with respect to construction of the Initial Leasehold Improvements for the Leased Premises. These dates and the respective obligations of Landlord and Tenant are more fully described in Part II below.

                                                                 RESPONSIBLE
                              DATE DUE                           PARTY
                              --------                           -----
 A.  Preliminary Space Plan   November 15, 1997                                    11/15/97
     Delivery Date

 B.  Landlord Preliminary     5 days following Landlord's        Landlord          11/20/97
     Review Date              receipt of Preliminary Space Plan

 C.  Space Plan               December 19, 1997                  Tenant            12/19/97
     Delivery Date

 D.  Landlord Review Date     5 days following Landlord's        Landlord          12/24
                              receipt of Space Plan

 E.  Space Plan               10 days following Tenant's         Tenant            01/03/98
     Revision Date            receipt of Landlord's  Comments

 F.  Space Plan               5 days following Landlord's        Landlord          01/08/98
     Approval                 receipt of revised Space Plan

 G.  Working Drawings         30 days following Working          Tenant            02/07/98
     Delivery Date            Drawings delivery date

 H.  Working Drawings         5 days following Working           Landlord          02/12/98
     Revision Date            Drawings delivery date

 I.  Working Drawings         10 days following receipt of       Tenant            02/22/98
     Revision Date            Landlord's comments to
                              Working Drawings

 J.  Working Drawings         5 days following Landlord's        Landlord          02/27/98
     Review Date              receipt of revised Working
                              Drawings

 K.  Bid Date                 15 days following Working          Landlord          03/14/98
                                Drawings approval


                                       4


 L.  Bid Review               5 days following receipt of Bid    Tenant            03/19/98

 M.  Bid Revision Date        5 days following receipt of        Landlord          03/24/98
                              requested revisions from Tenant

 N.  Bid Date                 5 days following receipt of        Tenant            03/29/98
     Acceptance Date          Revised Bid

 O.  Leasehold Improvements   July 15, 1998                      Landlord
     Completion Date



All references to days mean working or business days.


PART II. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS WHEN LANDLORD CONSTRUCTS INITIAL TENANT IMPROVEMENTS

1. Tenant will deliver to Landlord no later than the Space Plan Delivery Date (described in Part I above) a space plan containing the information described in Part IV (I and 2) below, (said space plan and other information and instructions being called the "Preliminary Tenant Space Plan").

2. Landlord will review the Preliminary Tenant Space Plan to confirm that it conforms to the requirements listed in Part IV (I and 2) below, and Landlord shall report any non-conformity to Tenant, on or before the Landlord Preliminary Review Date (described in Part I above).

3. Tenant will deliver to Landlord no later than the Space Plan Delivery Date (described in Part I above) a space plan containing the information described in Part IV below (said space plan and other information and instructions being called the "Tenant Space Plan").

4. Landlord will review the Tenant Space Plan to confirm that it conforms to the requirements listed in Part IV below, and Landlord shall report any non-conformity to Tenant, on or before the Landlord Review Date (described in Part I above). Additionally, on or before the Landlord Review Date, Landlord shall meet with Tenant and advise Tenant informally of the estimated costs based upon conformance with and utilization of Building Standard Tenant Finishes (or better if and where indicated by Tenant on Tenant Space Plan). Such amounts in excess of the Tenant finish cost allowance, being called 'Tenant Extra Work' as further described in Part V below.

5.   In the event the Tenant Space Plan does not conform to the requirements of
     Part IV below, or Tenant determines the approximate construction costs associated with Tenant Extra

     Work are not within the scope of its budget, Tenant will deliver a corrected Tenant Space Plan to Landlord no later than the Space Plan Revision date (described in Part I above).

6. After Landlord has approved the Tenant Space Plan, Tenant shall promptly cause working drawings (hereafter called "Tenant Working Drawings") of the improvements to Leased Premises shown on the Tenant Space Plan to be prepared and shall deliver to Land lord the Tenant Working Drawings no later than the Working Drawings Delivery Date (described in Part I above) or such later date as may be reasonable in light of the complexity of Tenant's leasehold improvements or the nature of Tenant's above Standard improvements,

7. Landlord shall deliver to Tenant written comments or approval of the Tenant Working Drawings no later than the Working Drawings Approval Date (described in Part I above).

     In the event the Tenant Working Drawings vary in design from the Tenant Space Plan, or if Landlord shall require modification to the Working Drawings Tenant at Tenant's expense promptly shall correct the Tenant Working Drawings.

8. Upon receipt of the approved Tenant Working Drawings, Landlord agrees to cause its contractor to submit for pricing by its contractors and suppliers the work shown on the Tenant Working Drawings to include bids from three qualified subcontractors approved by Tenant for each element of construction which Landlord's contractor will subcontract. Landlord shall then furnish to Tenant the Bids which shall be based upon conformance with and utilization of Building Standard Tenant Finishes (or better if and where indicated by Tenant on the Tenant Working Drawings) and which shall contain the material factors used by Landlord in calculation such Bid, on or before the Bid Date (described in Part I above) or such later date as may be reasonable in light of the complexity of Tenant's leasehold improvements or the nature of Tenant's Above Standard improvements.

9. Tenant agrees to promptly review the Bid and to send written notice to Landlord of its approval or rejection, on or before the Bid Acceptance Date (described in Part I above).


PART III CERTAIN PROVISIONS RELATING TO CONSTRUCTION WHEN LANDLORD CONSTRUCTS INITIAL TENANT IMPROVEMENTS

1. Upon approval of the Bid, Landlord agrees to use reasonable efforts, in good faith, in installing the improvements to the Leased Premises described therein prior to the Commencement Date. Tenant shall, in advance and upon request by Landlord per the terms outlined in Paragraph 6 of this Exhibit, pay all costs incurred in connection with Tenant Extra Work, including the costs of the materials and labor therefore.

2. Tenant may make changes in the work to be done on or for its leasehold improvements both before and during construction of same. However, Tenant shall be responsible for all costs relating thereto, which costs shall include those resulting from any delays incurred by Landlord as a result of the changes.

3. Unless Tenant occupies the Leased Premises prior thereto and subject to the provisions of the paragraph entitled "Commencement Date" on page 2 of the Lease, Tenant shall not be required to pay rent and the term of this lease shall not commence until Tenant's leasehold improvements arc substantially completed, unless such substantial completion is delayed as a result of special above standard improvements requested by Tenant, or such other delays as may be caused by Tenant. The following are examples of such delays:

     (a) If Tenant's leasehold improvements involve Tenant Extra Work which requires more time to complete than is required for Building Standard Improvements;

     (b) Failure by Tenant or its architects, engineers, space planners or others employed by Tenant to timely comply with the provisions of Part II above (but only if the failure results in Tenant's leasehold improvements being substantially completed later than they would have been absent said failure);

     (c) if Tenant makes changes either before or during construction of its leasehold improvements as described in paragraph 2 of this Part III (but only if the changes result in Tenants leasehold improvements being substantially completed later than they would have been substantially completed absent said changes).

4. Any failure of Tenant to use reasonable efforts, in good faith, to comply with the requirements of this Exhibit shall constitute a default by Tenant, giving Landlord all of the remedies described in Article 13, subject to the notice and cure provisions provided for in Article 13 notwithstanding any provisions hereof to the contrary.

5. Tenant shall pay and be responsible for the architectural and engineering fees incurred in preparing the Tenant Working Drawings which relate to the Leased Premises and Landlord shall reimburse Tenant for Tenant's cost incurred in connection with the preparation of the Tenant Working Drawings or chances thereto upon receipt of an invoice therefore and deduct same from the Improvement Allowance.

6. Landlord and Tenant shall cooperate in good faith in the planning and construction of the Initial Tenant Improvements, and Landlord shall respond promptly to any request from Tenant for Landlord's approval of any particular aspect thereof, it being agreed and understood that it is the intent and desire of the parties that the Leased Premises be ready for Tenant's occupancy on or before July 15, 1998 (the "Leasehold Improvements Completion Date").


PART IV.  MIMMUM INFORMATION REQUIRED OF TENANT SPACE PLAN

FLOOR PLANS INDICATING:

1.   Location and type of all partitions.

2.   Location and types of all doors.

3. Location and type of glass partitions, windows and doors - indicate framing if not Building Standard.

4.   Location of telephone equipment room.

5.   Location and type of all non-Building Standard electrical items.

6. Location, weight per square foot and description of any special weight requirements.

7.   Requirements for special air conditioning or ventilation.

8.   Location and type of plumbing.

9.   Location and type of kitchen equipment.

10. Location and type of equipment that has any special electrical, mechanical, plumbing, or structural requirements, indicating such requirements.

11.  Bracing or support of special walls, glass partitions, etc., if desired.


PART V.   BUILDING STANDARD TENANT FINISHES

     - Ceiling Tile - 2'x2'x5/8" non-directional random fissured surface acoustical ceiling, color; white. USG Omni Fissured or equal
     -    Ceiling Grid - 2'x2' suspended steel exposed grid system, color; white
     -    USGDX Suspension System or equal
     - Light Fixture - 2'x4' 18 cell recessed parabolic 3 lamp fluorescent light fixture with electronic ballast, clear alzak finish and fluorescent lamps
     -    Lightolier Deepcel DPA2G I 8DP340 or equal
     -    Light Fixture - Same as above but 2'x2' - 9 cell equal to Lightolier
     -    Deepcel DPA2G9DS2UA or equal
     - Light Fixture - Recessed Downlight with clear alzak finish, A lamp and white trim ring. Lightolier B7054 or equal
     -    Door Frames - full height (9'-04") RACO System frames
     - Doors - Full height (9'-O") plastic laminate solid core door to match corridor door.
     - Partitions - Gypsum board partitions to have RACO System head track to match door frames. RACO or equal
     -    Hardware - Satin finish bronze lever style cylindrical hardware
     - SWBB Hinges 4-1/2x4 FBB 179 painted to match door frame by Stanley or equal

     - Parallel or regular Arm door closer factory painted to match frame, with six bolts; Yale 4400-BF-DA or equal
     - Devises - Rocker type, quiet action wall switches; white clovers. Pass and Seymour Sierraplex 2621 Series or equal
     - Duplex receptacle; white cover. Pass and Seymour Sierraplex 26352 Series or equal
     - Mini-blinds with extruded aluminum blinds pockets. Mini-blinds to match aluminum sill color

SECURITY SYSTEM:

     - The Building will include a high level security system with the following features:

          Intelligent, programmable central control unit
          Car/keyboard entry
          Burglar, fire and emergency alarms
          24-hour electronic monitoring capability

LANDLORD'S WORK
AT LEASED PREMISES:

     -    Concrete floor
     -    2' x 2' ceiling grid and one-time installation of tiles
     -    Metal stud framing with insulation at head and sill of exterior wall
     -    Glass and aluminum windows at exterior wall
     - HVAC system will be provided by self-contained water cooled package unit with 2 air-handier units per floor. Units will be complete with leaving air temperature controls and inlet guide valve static pressure control
     - Air distribution will be through externally insulated sheet metal ductwork, sized for low pressure, both upstream and downstream of the VAV boxes
     - Temperature control will be by ten fan-powered VAV boxes with electric heat per floor serving the exterior zones and by eight cooling only VAV boxes serving the interior zones
     - The temperature control system will consist of a multi-channel microprocessor based time clock for load scheduling.
     -    Installing supply and return air grilles and thermostats.
     - TENANT FINISH WORK WILL CONSIST OF RELOCATING ANY SUPPLY AND RETURN AIR GRILLES, LOWERING AND ADDRESSING OF THERMOSTATS THAT MAY BE REQUIRED AS A RESULT OF MODIFICATIONS OR CHANGES IN TENANT'S SPACE PLANS FOLLOWING LANDLORD'S INITIAL INSTALLATIONS.
     - Untreated outside air will be supplied by a roof-mounted supply fan, distributed by a vertical riser with taps on each floor
     - Toilets will be exhausted by a roof-mounted exhaust fan, serving a vertical riser
     - Electrical system shall deliver 3500 amp 3 phase 4 conductor 277/480 volt power to the building (10 watts per square foot available power for low voltage consumption). The electrical room on each floor shall have a 400 amp high voltage distribution panel for each tenant to tap into, and a 225 amp low voltage panel
     - Landlord's Building will include a wet pipe automatic fire sprinkler system in accordance with the City of Sugar Land and State of Texas' requirements
     - Landlord's work will include installation of all piping, equipment and sprinkler heads of the fire sprinkler system within Tenant's space.
     - TENANT FINISH WORK WILL INCLUDE ANY ADJUSTMENTS OR ADDITIONS OF FIRE SPRINKLER HEADS THAT MAY BE REQUIRED AS A RESULT O MODIFICATIONS OR CHANGES TO THE TENANT'S SPACE PLAN FOLLOWING LANDLORD'S INITIAL INSTALLATIONS.

PART VI.  LANDLORD'S WORK WHEN TENANT CONTRUCTS INITIAL TINANT
          I.MPROVEMENTS

To induce Landlord and Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows in the event Tenant elects not to have Landlord construct the Initial Tenant Improvements.

1. WORK BY LANDLORD. Landlord shall cause to be constructed and/or installed in the Leased Premises the Landlord's Work at Tenant Space as set forth in this Exhibit "C" in accordance with Schedule of Critical Dates herein stated.

2. PLANNING AND CONSTRUCTION. Landlord and Tenant shall cooperate in good faith in the planning and construction of the Initial Tenant Improvements, and Tenant shall respond promptly to any request from Landlord for Tenant's approval of any particular aspect thereof, it being agreed and understood that it is the intent and desire of the parties that the Leased Premises be ready for tender of possession to Tenant on or before May 1, 1998 (the "Estimated Tender of Possession Date").

3. QUALITY OF WORK. Landlord shall supervise the construction of the Landlord's Work at Leased Premises and shall use its reasonable good faith efforts to cause same to be constructed and installed in a good and workmanlike manner in accordance with good industry practice. Landlord and Tenant shall inspect the Leased Premises before Tenant takes possession and create a repair list of items (if any) that may need correcting. The creation of such list shall not delay the "Tender of Possession Date". Landlord shall use reasonable good faith to correct all items listed in a timely manner.

4. COMPLETION OF LANDLORD'S WORK AT LEASED PREMISES. The "Tender of Possession Date" shall mean the date upon which the Landlord's Work at the Leased Premises are substantially complete. The phrase "substantially complete" shall mean that all construction debris has been removed from the Leased Premises and the Leased Premises are tendered to Tenant in a "broom clean" condition, and may reasonably be used by Tenant for the purpose of construction of the Initial Tenant Improvements by Tenant's contractors and the progress of the construction of the Landlord's Work at the Leased Premises to date is such that final completion of the Landlord's Work at the Leased Premises can occur within a reasonable period of time and without undue interference to the Tenant's use of the Leased Premises for the purpose of construction of the Initial Tenant Improvements. If the Leased Premises are not ready for tender by the Estimated Tender of Possession Date for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof unless otherwise provided for in the Lease


PART VII. SCHEDULE OF CRITICAL DATES WHEN TENANT CONSTRUCTS INITIAL TENANT IMPROVEMENTS

A. Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations with respect to construction by Landlord of the Landlord's Work at Leased Premises and construction by Tenant of the Initial Leasehold Improvements f/or the Leased Premises. These dates and the respective obligations of Landlord and Tenant are more fully described in Part VII below.

                                                        RESPONSIBLE
                          DATE DUE                      PARTY
                          --------                      -----
 A.   Preliminary  Space  November 15, 1997             Tenant       11/14/97
      Plan Delivery Date

 B.   Landlord Review     5 days following Landlord's   Landlord     11/19/97
      Date                receipt of Space Plan

 C.   Space Plan          December 15, 1997             Tenant
      Delivery Date

 D.   Landlord Review     5 days following Landlord's   Landlord     12/20
      Date                receipt of Space Plan

 E.   Space Plan          10 days following Tenant's    Tenant       12/20
      Revision Date       receipt of Landlord's
                          Comments to Tenant's Space
                          Plan

 F.   Space Plan          5 days following Landlord's   Landlord     01/04/98
      Approval            receipt of Landlord's
                          Comments to Tenant's Space
                          Plan
 G.   Working Drawings    20 days following Space       Tenant       01/29/98
      Revision Date       Plan approval

 H.   Working Drawings    5 days following Working      Landlord     02/08/98
      Review Date         Drawings delivery date

 I.   Working Drawings    10 days following receipt     Tenant       02/08/98
      Revision Date       of Landlord's comments to
                          Working Drawings

                                          11

 J.   Working Drawings    5 days following receipt of   Tenant       02/13/98
      Approval            Landlord's comments to
                          Working Drawings

 K.   Estimated Tender    May 1, 1998                   Landlord     05/01/98
      of Possession Date

 L.   Leasehold           75 days following Tender of   Tenant
      Improvements        Possession Date
      Completion Date

All references to days other than with respect to Leasehold Improvements Completion Date mean working or business days.

PART VIII. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS WHEN TENANT CONSTRUCTS INITIAL TENANT IMPROVEMENTS

1. Tenant will deliver to Landlord no later than the Preliminary Space Plan Delivery Date (described in Part I above) a space plan containing the information described in Part IV (I and 2) above, (said space plan and other information and instructions being called the "Preliminary Tenant Space Plan").

2. Landlord will review the Preliminary Tenant Space Plan to confirm that it conforms to the requirements listed in Part IV below, and Landlord shall report any non-conformity to Tenant, on or before the Landlord Review Date (described in Part VII above).

3. Tenant will deliver to Landlord no later than the Space Plan Delivery Date (described in Part I above) a space plan containing, the information described in Part IV above, (said space plan and other information and instructions beiric, called the "Tenant Space Plan").

4. Landlord will review the Tenant Space Plan to confirm that it conforms to the requirements listed in Part IV above, and Landlord shall report any non-conformity to Tenant, on or before the Landlord Review Date (described in Part VII above). Additionally, on or before the Landlord Review Date, Landlord shall meet with Tenant and advise Tenant informally of the estimated costs based upon conformance with and utilization of Building Standard Tenant Finishes (or better if and where indicated by Tenant on Tenant Space Plan). Such amounts in excess of the Tenant finish cost allowance, being called "Tenant Extra Work" as further described in Part V below.

5.   In the event the Tenant Space Plan does not conform to the requirements of
     Part IV above, or Tenant determines the approximate construction costs associated with Tenant Extra Work are not within the scope of its budget, Tenant will deliver a corrected Tenant Space Plan to Landlord no later than the Space Plan Revision date (described in Part VII above).

6. After Landlord has approved Tenant Space Plan, Tenant shall promptly cause working drawings (hereafter called "Tenant Working Drawings") of the improvements to Leased Premises shown on the Tenant Space Plan to be prepared and shall deliver to Landlord the

     Tenant Working Drawings no later than the Working Drawings Delivery Date (described in Part VII above) or such later date as may be reasonable in light of the complexity of Tenant's leasehold improvements or the nature of Tenant's above Standard improvements.

7. Landlord shall deliver to Tenant written comments or approval of the Tenant Working Drawings no later than the Working Drawings Approval Date (described in Part VII above),

     In the event the Tenant Working Drawings vary in design from the Tenant Space Plan, or if Landlord shall require modification to the Working Drawings Tenant at Tenant's expense promptly shall correct the Tenant Working Drawings.

8. If such final plans and specifications (working drawings) are mutually approved by Landlord and Tenant in writing, such plans and specifications (working drawings) shall be initialed or signed by Landlord and Tenant and dated but need not be attached to the Lease Agreement.


PART IX. CERTAIN PROVISIONS RELATING TO CONSTRUCTION-TENANT CONSTRUCTS INITIAL TENANT IMPROVEMENTS

1. Landlord hereby consents to Tenant's construction of the Initial Tenant Improvements at the Leased Premises upon the following four (4) conditions precedent: (i) that Landlord and Tenant shall have mutually agreed in writing upon plans and specifications for such construction utilizing the procedure herein set forth; (ii) that Landlord and Tenant shall have mutually agreed in writing upon one or more general contractors (herein sometimes referred to in the singular as "contractor" and the plural as "contractors") to be utilized by Tenant in erecting such improvements;
     (iii) that Tenant has tendered to Landlord: a true copy of a "Building Permit" (meaning all required governmental, quasi-governmental, regulatory authority and other permits, consents, letters of utility availability and permissions) for the work of Tenant and its contractors to be performed under the Lease Agreement, certificates of all insurance required to be obtained by Tenant pursuant to the Lease Agreement, certificates of insurance from Tenants' contractor as Landlord may reasonably require; and
     (iv) that the Lease Agreement has not been terminated for any reason permitted under the Lease Agreement.

2. In connection with Tenant's erection of improvements at the Leased Premises, if Landlord and Tenant have not prior to (or contemporaneous with) the execution of the Lease by Landlord and Tenant agreed in writing upon one or more general contractors to be utilized by Tenant in erecting such improvements, then by the Working Drawings Delivery Date, Tenant shall submit to Landlord a list of one (1) or more contractors, any of which Tenant would be willing to enter into a contract with for the construction of such improvements, provided that the bid of such contractor or price negotiated with such contractor was satisfactory to Tenant. Landlord shall notify Tenant whether Landlord objects to any contractor named on such list of contractors and if so, the reason therefore within ten (10) days thereafter, failing which Landlord will be deemed to have approved each contractor named on Tenant's list.

3. Upon tender of possession of the Leased Premises by Landlord to Tenant, Tenant shall enter the Leased Premises and Tenant will perform such construction work and provide and install such materials as are provided in the Working Drawings and this Lease Agreement (inclusive of any other Exhibits to the Lease Agreement) to be constructed or performed and installed by Tenant. Tenant will also provide and install all other interior work, trade equipment, furniture, fixtures, and effects of every description necessary or appropriate for Tenant's business (other than those specifically stated in this Exhibit similarly stated in the Working Drawings to be provided by Landlord) and all such items to be provided and installed by Tenant shall be new and modem and of first-class quality. Tenant may make chances in its construction work (other than substantial changes) without- Landlord's approval; Landlord will not unreasonably withhold approval of substantial changes proposed by Tenant. Landlord shall have the right to approve and to monitor any construction related to the Building's MEP systems and structural members and to monitor any construction related to the Leased Premises. Landlord will not impose any fee in connection with the monitoring of Tenant's construction of the Initial Tenant Improvements and installation of Tenant's equipment and improvements in other areas of the Building.

4. At all times while Tenant is constructing the improvements at the Leased Premises and installing its trade equipment, furniture and fixtures, Tenant shall not unreasonably interfere with the conducting of business at the Building. Tenant shall comply with said reasonable requests of Landlord as Landlord might make for the purpose of avoiding such interference.

5. With respect to any labor performed or materials furnished by Tenant at the Leased Premises, the following shall apply: All such labor shall be performed and materials furnished at Tenant's own cost, expense and risk. Labor and materials used in the installation of Tenant's furniture and fixtures, and in any other work on the Leased Premises performed by Tenant, will be subject to Landlord's prior written approval. Any such approval of Tenant's labor shall constitute a license authorizing, Tenant to pen-nit such labor to enter upon the Complex and Leased Premises prior to the commencement of the lease term; however, the continued effectiveness of such license is conditioned upon Tenant's aforesaid labor working in harmony with and not interfering with labor utilized by Landlord or Landlord's mechanics or contractors and not interfering with labor utilized by any other tenant or such tenant's mechanics or contractors.
     Accordingly, if at any time such entry of Tenant's labor shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant, upon expiration of which Tenant shall have caused all of Tenant's labor (as to whom Landlord shall have given such notice) to have been removed from the Leased Premises and from the Complex. With respect to any contract for any such labor or materials, Tenant acts as a principal and not as the agent of Landlord. Subject to Section 11.3 of the Lease, Tenant agrees to indemnify and hold Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Tenant's work at the Leased Premises. Tenant shall have no authority to place any lien upon the Leased Premises or any interest therein nor in any way to bind Landlord; and any attempt to do so shall be void and of no effect.
     Landlord expressly disclaims liability for the cost of labor performed or materials furnished by Tenant. If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Leased Premises or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its own cost and expense, cause same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in all events, prior to the foreclosure thereof. All of Tenant's construction at the Leased Premises shall be performed in substantial compliance with the plans and specifications therefor mutually approved by Landlord and Tenant in a good and workmanlike manner. All such work shall be performed by Tenant in compliance with all applicable building codes, regulations and all other legal requirements and shall be performedin such manner as to not cause Landlord's fire and extended coverage insurance to be canceled or the rate therefor increased (or at Landlord's option, will upon demand pay any such increase). In the performance of such work, Tenant shall not interfere with or delay any work being done by Landlord's contractors.

6. Landlord will make reasonable utilities available to Tenant's contractors at no additional cost or expense. Tenant's contractors shall have non-exclusive use of the loading dock, freight elevators and other service areas of the Building, all at no additional cost or expense (subject to the reasonable scheduling procedures of Landlord's contractor).

7. Upon full completion of construction of the improvements by Tenant in accordance with the Working Drawings, Landlord shall pay to Tenant (or, at Landlord's option, Landlord may pay Tenant and the general contractor and/or one or more subcontractors) as an "Allowance", the lesser of (i) Tenant's actual "Tenant Improvement Costs" (as hereinafter defined) or (ii) the Improvement Allowance as defined in Section 6 of this Exhibit "C" toward Initial Tenant Improvement Costs with respect to the Leased Premises provided that Tenant has furnished to Landlord the following (on forms to be furnished by Landlord where applicable):

     a.) A certificate of occupancy (or other certificates evidencing inspection and acceptance of all of Tenant's construction by appropriate government authorities);

     b.) A copy of Tenant's contract with the general contractor performing such work, which contract shall contain a schedule of values totaling the full amount of the contract. In the event that Tenant has acted as its own general contractor, Tenant must have entered into written subcontracts with all parties who furnished labor and/or materials totaling more than Five Hundred and No/100 Dollars ($500.00) and copies of such subcontracts must be furnished to Landlord;

     c.) Tenant's affidavit, in the form attached hereto as Exhibit "C-1", that such construction has been completed to its satisfaction and in strict accordance with the Working Drawings which affidavit shall also state the total Initial Tenant Improvement Costs itemized in reasonable detail;

     d.) General Contractor's Affidavit and Lien Waiver with respect to the Leased Premises and Complex, in the form attached hereto as Exhibit "C-2", executed by the general contractor(s) performing such work stating that construction has been fully completed in accordance with the Working Drawings and that all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full (in the event, however, that Tenant has acted as its own general contractor, Tenant, itself, will execute Exhibit "C-2");

     e.) Subcontractor's Lien Waiver with respect tot he Leased Premises and Complex, in the form attached hereto as Exhibit "C-3", executed by all subcontractors and materialmen who shall have furnished labor and/or materials for the work;

     f.) Certificate of substantial completion from Tenant's architect or engineer certifying that such construction work has been fully completed in accordance with the Working Drawings;

     g.) Notice from Tenant to Landlord that Tenant has opened for business at the Leased Premises and execution by Tenant and delivery to Landlord of the Commencement Agreement attached hereto as Exhibit "I" indicating the commencement and termination dates of the lease term;

     h.) Delivery to Landlord of certificates or duplicate originals of all insurance which Tenant is required to carry under the terms of the Lease;

     i.) Execution by Tenant and delivery to Landlord of any Uniform Commercial Code (UCC) Financing Statements required under the Lease;

1. Any work at the Leased Premises involving the sprinkler system (if any) serving the Leased Premises shall be performed by Landlord or its contractors at Tenant's cost. Tenant shall pay the cost of any such work (or reimburse Landlord therefore) within ten (10) days after delivery to Tenant of a statement therefore.

2. Notwithstanding anything to the contrary contained in this Exhibit "C" to the Lease, if Tenant elects to construct the Initial Tenant Improvements, Landlord shall upon the request of Tenant fund construction progress payments on a monthly basis within twenty days after Landlord's receipt of Tenant's contractor's standard AIA form draw request and supporting documentation, provided, however that such draw request is delivered to Landlord no earlier than two (2) days prior to the last day of the month to which the draw request pertains and no later than five (5) days later than the last day of the month to which the draw request pertains.

                                   EXHIBIT "C-1"

                                 TENANT'S AFFIDAVIT

STATE OF                 Section
          ---------------
                         Section
COUNTY OF                Section
          ---------------


     BEFORE ME, the undersigned authority, personally appeared             ;
who, being by me duly sworn, states as follows:

                                         I.

     I am the duly constituted representative of NEON SYSTEMS, INC., the Tenant under and by virtue of a Lease Agreement with TURNER ADREAC, L.C. for certain leased premises in THE FAIRFIELD BUILDING located in Sugar Land, Texas.

                                        II.

     As an inducement to Landlord to pay Tenant the sum of (AMOUNT DUE) as a construction "Allowance" (as defined in the Lease), I do hereby certify as follows:

     (a) The construction of the Leased Premises has been completed to Tenant's satisfaction and in strict accordance with the plans and specifications mutually agreed upon as provided in the Lease.

     (b)  The total amount paid by Tenant for all construction work to the lease
          premises is the sum of $           .

     (c)  Tenant has occupied and opened for business at the Leased Premises as
          of        , 19_____.

          SIGNED this _________ day of ___________________, 1998.


                                   NEON SYSTEMS, INC.



                                   By:  _______________________________
                                        Authorized Agent

STATE OF                 Section
          ---------------
COUNTY OF                Section
          ---------------

     BEFORE ME, the undersigned authority, on this day personally appeared ______________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______ day of _____________, 1998.

                                   -----------------------------------------
                                   Notary Public, State of Texas
                                   Print Name:
                                               -----------------------------
                                   My Commission Expires:
                                                         -------------------

STATE OF                 Section
          ---------------
COUNTY OF                Section
          ---------------

     SWORN TO AND SUBSCRIBED before me this _____ day of _______________, 1998.



                                   -----------------------------------------
                                   Print Name:
                                               -----------------------------
                                   My Commission Expires:
                                                         -------------------

                                    EXHIBIT "C-2"

                   GENERAL CONTRACTOR'S AFFEDAVIT AND LIEN WAIVER

STATE OF                 Section
COUNTY OF                Section

     BEFORE ME, the undersigned authority, personally appeared
(NAME), who, being by me duly sworn, states as follows:

                                         I.

     I am _______________(TITLE) FOR __________________________("CONTRACTOR")..
Contractor has completed construction of improvements to the Leased Premises for NEON SYSTEMS, INC. in THE FAIRFIELD BUILDING located in Sugar Land, Texas, the legal description of which is attached hereto as Exhibit "B"

                                        II.

     In consideration of the sum of $______________ which constitutes full payment to Contractor for all work done at the Leased Premises, receipt of which is hereby acknowledged, Contractor does hereby waive and release any and all liens (and all rights to hereafter perfect any lien) on the property described on Exhibit "B" and the improvements presently or hereafter erected thereon. Further, as an inducement to Landlord to pay to Tenant the "Allowance" (as such term is defined in the Construction Rider to the Lease), I, duly authorized agent for Contractor, do hereby wan-ant and represent, for and on behalf of Contractor, that construction of the Leased Premises has been fully completed in strict accordance with the Working Drawings and Specifications and that Contractor and all subcontractors, laborers and material suppliers engaged in working, or supplying materials for such work, have been paid in full.

     I further warrant and represent: (1) that all subcontractors, laborers and material suppliers engaged in or supplying materials for such construction are shown on Exhibit "A" attached hereto, (2) that the total amount due each is shown thereon, (3) that the amount due each has been fully paid, (4) that each has submitted a full and complete waiver of all rights to file any lien on the project, and (5) that Contractor will fully indemnify and hold harmless both Tenant and Landlord from and against any loss arising out of any lien filed by any subcontractor, laborer or supplier of materials in any way relating to the work done by or at the request of Contractor.

     SIGNED this ___________day of __________________1998.

                                             ----------------------------------
                                                  Company Name

                                             By:
                                                  -----------------------------
                                                       Authorized Agent

STATE OF                 Section
COUNTYOF                 Section

     BEFORE ME, the undersigned authority, on this day personally appeared known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes therein expressed.


          GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of
__________1998.



                                   -----------------------------------------
                                   Notary Public, State of Texas
                                   Print Name:
                                              ------------------------------
                                   My Commission Expires:
                                                         -------------------



STATE OF                 Section
COUNTY OF                Section


     SWORN TO AND SUBSCRIBED before me this _______day of ______________., 1998.




                                   -----------------------------------------
                                   Print Name:
                                               -----------------------------
                                   My Commission Expires:
                                                         -------------------

            EXHIBIT "A TO GENERAL CONTRACTOR'S AFFIDAVIT AND LIEN WAIVER"

             LIST OF ALL SUBCONTRACTORS, LABORERS & MATERIAL SUPPLIERS

All subcontractors, laborers and suppliers paid in excess of $500.00 must initial beside paid amount to acknowledge their receipt of payment in full.

NAME OF SUBCONTRACTOR,
LABORER OR SUPPLIER      TYPE OF WORK                  AMOUNT PAID      INITIAL
-------------------      ------------                  -----------      -------
1.                       Plumbing
--------------------------------------------------------------------------------
2.                       HVAC
--------------------------------------------------------------------------------
3.                       Electrical
--------------------------------------------------------------------------------
4.                       Millwork & Carpentry
--------------------------------------------------------------------------------
5.                       Storefront
--------------------------------------------------------------------------------
6.                       Floor Covering
--------------------------------------------------------------------------------
7.                       Lumber
--------------------------------------------------------------------------------
8.                       Sheet Rock
--------------------------------------------------------------------------------
9.                       Electrical Supplies
--------------------------------------------------------------------------------
10.                      Plate Glass
--------------------------------------------------------------------------------
11.                      Acoustical Ceiling
--------------------------------------------------------------------------------
12.                      Architect
--------------------------------------------------------------------------------
13.                      Insulation
--------------------------------------------------------------------------------
14.                      Engineer
--------------------------------------------------------------------------------
15.                      Painting
--------------------------------------------------------------------------------

**NOTE:   Each subcontractor listed above shall execute an Exhibit "C-3".

                                    EXHIBIT "C-3"

                             SUBCONTRACTORS LIEN WAIVER

     The undersigned has heretofore provided (or contemplates hereafter providing) labor and/or materials for improvements at the real property described in Exhibit "B" attached hereto and incorporated by reference herein for all purposes.

     By this instrument, the undersigned (being a subcontractor or supplier of material for the construction of improvements on a portion of the above described real property) agrees to look for payment solely to (GENERAL CONTRACTOR) and does hereby waive and release any and all liens on such above described real property and all improvements presently or hereafter erected thereon and further waives and releases all rights to hereafter perfect any lien on such real property and/or improvements.

     The undersigned also certifies that all work, labor, materials, machinery, and equipment furnished by the undersigned to date have been fully paid for and that there are no amounts unpaid in favor of any sub-contractor or materialman or any other person finishing labor and/or materials utilized on the basis of which any lien (commonly called a mechanic's or materialman's lien) has been or can be filed for work done or materials, machinery, or equipment furnished to said structures, property, or facilities or any part thereof Further, the undersigned does hereby agree to indemnify and hold harmless the Owner of the real property against any loss or damage which may be sustained by reason of the placing or filing of liens against said real estate and the structures thereon by sub-subcontractors, laborers, or materialmen, whether his own or those of sub-subcontractors of materialmen or employees of sub-subcontractors. the undersigned will pay all attorney's fees, court costs, and other expenses arising from the placing or filing of any such liens.

     SIGNED this _____________day of ___________________1998.



                                   -------------------------------------------
                                        Company Name

                                   By:
                                        --------------------------------------
                                        Authorized Agent


STATE OF                 Section
COUNTY OF                Section

BEFORE ME, the undersigned authority, on this day personally appeared _______________ known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this _________day of _____________1998.



                                   -------------------------------------------
                                   Notary Public, State of Texas
                                   Print Name:
                                               -------------------------------
                                   My Commission Expires:
                                                         ---------------------


STATE OF                 Section
COUNTY OF                Section

     SWORN TO AND SUBSCRIBED before me this __________day of ______________1998.


                                   -------------------------------------------
                                   Print Name:
                                               -------------------------------
                                   My Commission Expires:
                                                         ---------------------

                                      EXHIBIT D

                             BUILDING STANDARD HOLIDAYS


     Subject to the provisions of Section 6, Landlord will furnish Building standard heating, ventilating and air conditioning without special charge to Tenant during Tenant's business hours, but only to the extent the same occur between the normal business hours of the Building in effect from time to time. The current normal business hours of the Building are 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and Saturdays between 8:00 a.m. and 1:00 p.m., all exclusive of Holidays (defined below). Landlord will furnish air conditioning and heating at other times (that is, at times other than the times specified above), upon request of Tenant made in accordance with the rules and regulations for the Building, in which event Tenant shall reimburse Landlord for furnishing such services at the rate of $35.00 per floor per hour.

     The following dates shall constitute "Holidays" as said term is used in this Lease:

               (1)   New Year's Day
               (2)   Memorial Day
               (3)   Independence Day
               (4)   Labor Day
               (5)   Thanksgiving Day
               (6)   Friday following Thanksgiving Day
               (7)   Christmas Day

If in the event that any Holiday shall be observed on a day other than the actual day on which such Holiday occurs, then the day which such Holiday is observed shall constitute the Holiday under this Lease.

                                      EXHIBIT E

                                      PARKING


     Landlord hereby agrees to make available to Tenant, during the full ten-n of this Lease, three and one-half (3.5) covered parking permit(s) for every one thousand square feet of Net Rentable Area leased by Tenant within the Building from time to time, fifteen percent (15%) of which shall be reserved/assigned (hereinafter called the "Initial Parking Permits") in the Building parking garage (hereinafter called the "Garage"), at no additional cost. Additional parking permits may be made available upon the following terms and conditions:

     (1) In the event Tenant shall desire to obtain additional covered unassigned parking permits (hereinafter called "Additional Parking Permits") in the Garage, Tenant shall notify Landlord in writing of Tenant's desire to do so. Tenant shall pay as rental for the additional Parking Permits twenty five dollars ($25.00) per month. Said rentals shall be due and payable to Landlord as additional Rent on the first day of each calendar month during the term of this Lease. Following Landlord's receipt of such written notice Landlord shall make available to Tenant such number of Additional Parking Permits as Landlord deems reasonable, if same are available. Landlord hereby agrees that Tenant may at any time and from time to time during the term of this Lease elect to discontinue leasing or taking any or all of the Additional Parking Permits by giving written notice thereof to Landlord. Tenant hereby agrees that Landlord may at any time and from time to time during the term of this Lease elect to cancel any or all of the Additional Parking Permits (but not the Initial Parking Permits) by giving written notice thereof to Tenant. Any such election by Tenant or Landlord, as the case may be, shall be effective as of the first day of the first full calendar month following the expiration of thirty (30) days after the date such notice is given (the Initial Parking Permits and the Additional Parking Permits being hereinafter collectively called the "Parking Permits").

     (2) Landlord will issue to Tenant parking tags, stickers or access cards for the Parking Permits, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the covered parking areas of the Garage. Tenant shall surrender each such tag, sticker or other identifying device to Landlord upon termination of the Parking Permit related thereto.

     (3) Landlord, at its discretion, shall have the right from time to time and upon written notice to Tenant to designate the parking spaces pertaining to any of Tenant's Parking Permits for assigned parking, and to designate the areas(s) within which unassigned vehicles may be parked provided, however, the Initial Parking Permits shall at all times be for covered spaces not on the roof of the Garage.

     (4) If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof. If the Garage is taken under power of eminent domain or damaged or destroyed by a

Casualty, Landlord shall use reasonable efforts to reconstruct or repair such damage or destruction as promptly as practicable. If Tenant is not permitted to use all or any portion of the parking spaces to which it is entitled hereunder, and as a result Tenant is required to obtain alternate parking (which may include shuttle service for Tenant's employees to and from the alternate parking area), then Tenant may offset from its obligation to pay rentals under this Lease the amount of the costs incurred by Tenant in obtaining such alternate parking (including such shuttle service).

     (5) If the term of this lease commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Permits shall be prorated on a daily basis.

     (6) Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, shareholders, partners, agents and employees from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting directly or indirectly from the use of the Parking Permits.

     (7) Landlord may provide parking in the Garage for visitors to the Building in an area designated by Landlord and in a capacity determined by Landlord to be appropriate for the Building.

     (8) Upon the occurrence of an Event of Default, as defined in Section 13.01(a) of the Lease, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to suspend until such Event of Default has been cured the Parking Permits without prior notice or warning to Tenant.

     (9) In addition to the Parking Permits, Tenant and its visitors will have the non-exclusive right (in common with the other tenants of the Building and their visitors) to use the surface parking areas around the Building.

                                      EXHIBIT F

                            BUILDING RULES AND REGULATIONS


1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be used for the disposal of trash, be obstructed by tenants, or be used by tenants for any purpose other than entrance to and exit from the Leased Premises and for going from one part of the Building to another part of the Building.

2. Plumbing fixtures shall be used only for the purposes for which they are designated, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures from misuse by a tenant shall be the liability of said tenant.

3. Signs, advertisements, or notices visible in or from public corridors or from outside the Building shall be subject to Landlord's prior written approval.

4. Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Landlord designates. Landlord will determine the method and routing of said items so as to ensure the safety of all persons and property concerned. Advance written notice of intent to move such items must be made to the Building management office.

5. All deliveries of furniture, office equipment or bulk freight shall be coordinated in advance with Landlord, and shall be performed subject to Landlord's supervision and direction by use only of an elevator designated by Landlord.

6. Building management shall have the authority to prescribe the weight and manner that heavy furniture and equipment are positioned.

7.   Corridor doors, when not in use, shall be kept closed.

8.   Tenant space that is visible from public areas must be kept neat and clean.

9. The disposal of trash or storage of materials in the hallways, elevator lobbies, stairways and other common are-as of the Building is prohibited.

10.  No animals shall be brought into or kept in, on or about the Building.

11. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises. Landlord shall adjust thermostats as required to maintain the Building standard temperature.

12. Tenant will comply with any and all security procedures established by Landlord from time to time.

13. Tenants shall lock all office doors leading to corridors and turn out all lights at the close of their working day.

14. All requests for overtime air conditioning or heating must be submitted in writing to the Building management office by 2:00 p.m. on the day desired for weekday requests, by 2:00 p.m. Friday for weekend requests and by 2:00 p.m. on the preceding business day for holiday requests. Tenant shall not be required to make requests for the areas contained within the Leased Premises which Tenant intends to operate on a 24-hour basis as contemplated under Section 5.01 of this Lease.

15. No flammable or explosive fluids or materials shall be kept or used within the Building except in areas approved by Landlord, and Tenant shall comply with all applicable building and fire codes relating thereto.

16.  Smoking is prohibited in the Building except in designated areas.

17. The Building is designated a non-smoking building except for areas, if any, that may be designated by Landlord from time to time as smoking areas. Notwithstanding the foregoing, any tenant may designate a smoking lounge or confined area in its leased premises provided that such lounge or confined area is equipped with an adequate filtration system in Landlord's judgment to avoid discharge of smoke vapors or odors into the common areas of the Building, the return-air plenum or into space leased or held for lease to others.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building, and the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

                                      EXHIBIT G

                                    RENEWAL OPTION


     Provided, no Event of Default by Tenant has occurred and remains uncured, Tenant, shall have the right to renew and extend this lease for two (2) separate but consecutive five (5) year renewal periods or one additional ten (10) year period at a Base Rental equal to ninety-five percent (95%) of the then prevailing Market Rental Rate, and the other terms and conditions as set forth below, along with any Additional Rental by providing written notice to Landlord no later than two hundred seventy (270) days prior to the termination date of this lease or extension thereof. In the event of such renewal, the "Term" shall include such renewal term and such renewal shall be upon the same provisions as for the initial Term except that:

     (1) Landlord shall not be obligated to make any alterations or improvements to the Leased Premises;

     (2) After the second Renewal Term, Tenant shall have no further right to renew this Lease.

     (3) In the event Landlord has not received written notice of Tenant's intention and desire to exercise the Option to lease the Premises for the Extended Term two hundred seventy (270) days prior to the termination Date, such Option shall expire and the Lease shall terminate at the end of the Initial Term;

     (4) Any such extension shall apply to all space included in the Premises as of the expiration of the prior term and shall be upon all the same terms and conditions of this Lease except for (i) the then executed, discharged, or waived provisions of the Lease such as any tenant interior construction obligations of Landlord, (ii) the renewal option, and (iii) the Base Rental; and

     (5) The Base Rental for the option period shall be ninety-five percent (95%) of the "Prevailing Market Rate", as defined below, for each year of the specific option period.. The term "Prevailing Market Rate" shall mean the rental rate as would be accepted in an arm's length, bona fide negotiations for a new lease of the space for which the Market Rental Rate is being determined to be executed at the time of determination and to commence at the time that the rental rate based upon such determination will be effective under the Lease upon all of the terms and conditions of the Lease by a willing prospective lessee and accepted by a willing lessor for office space in the area one-half mile to either side of State Highway 59 bounded by the Sam Houston Tollway (Beltway 8) to the northeast and State Highway 6 to the southwest.

     "Prevailing Market Rate" shall mean the rental rate charged for space of comparable, office buildings in the First Colony area of Sugar Land, Texas taking into consideration, but not limited to such factors as: location, quality and age of the building; use and size of the space in question; location and/or floor level within the building; extent of leasehold improvements allowance (considering existing improvements); abatements (including with respect to base rental, operating expenses and ad valorem/real estate taxes, and parking charges); parking charges or inclusion of same in rental; lease takeovers/assumptions; relocation allowances; refurbishment and repainting allowances; any and all other concessions or inducements, extent of services provided or to be provided; distinction between "gross" and "net" lease; base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); any other adjustments (including by way of indexes) to base rental; term or length of lease; and any other relevant term or condition in making such "Prevailing Market Rate" rental rate determination.

     Within thirty (30) days after receipt of Tenant's notice of exercise of a Renewal Option, Landlord will notify Tenant in writing of its determination or the Prevailing Market Rate for the Leased Premises for the renewal term. If Tenant disagrees with the Prevailing Market Rate determined by Landlord, Landlord and Tenant will negotiate in good faith to reach an agreement as to a mutually acceptable Base Rental rate for the renewal term. If Landlord and Tenant are unable to reach an agreement within thirty (30) days after Tenant receives Landlord's notice of determination, Tenant shall have the option to either withdraw the exercise of the renewal option or to give written notice (the "BINDING NOTICE") to Landlord of its election to exercise the renewal option and have the Prevailing Market Rate determined by Qualified Brokers (as hereinafter defined) in accordance with the following provisions. If Tenant does not so notify Landlord within such time, Tenant shall be deemed to have elected not to renew this Lease and all rights of Tenant to renew and extend this Lease shall automatically terminate.

If Tenant elects to exercise a Renewal Option and have the prevailing market Rate determined by qualified Brokers, Landlord and Tenant shall each within five
(5) days after Landlord's receipt of the Binding Notice nominate and appoint a Qualified Broker to determine the Prevailing Market Rate. Upon the appointment of the two qualified Brokers, they shall be instructed to fairly and impartially determine the Prevailing market Rate. The two (2) Qualified Brokers shall afford to landlord and Tenant the right to submit evidence with respect to such value and shall, with all possible speed, make their respective determinations and deliver a written report thereof to Landlord and Tenant within thirty (30) days after their appointment. If the higher of the two Prevailing Market Rate determinations is not more than one hundred ten percent (110%) of the lower determination, the average of the values so determined shall be binding upon Landlord and Tenant and shall be the basis upon which the Base Rental equal to ninety-five percent (95%) of the then Prevailing Market Rate shall be determined for purposes of the applicable renewal term. if the higher determination is more than one hundred ten (110%) of the lower determination, the two Qualified Brokers shall within five (5) days after both of such qualified Brokers have submitted their written reports to landlord and Tenant select by mutual agreement a third (3rd) qualified Broker and give written notice of such appointment to Landlord and Tenant. If the two (2) Qualified Brokers fail to agree upon the third Qualified Broker within said five 95) day period, a third Qualified Broker shall be selected by mutual agreement of Landlord and Tenant within a further period of five (5) days. If Landlord and Tenant cannot so agree on the third qualified Broker, then either Landlord or Tenant may elect to have such Qualified Broker appointed by the president of the Texas Chapter of the Society of Industrial and Office Realtors or its successor organization. The third Qualified Broker shall be instructed to fairly and impartially determine which of the two original Qualified Brokers' determination of the Prevailing Market Rate most closely approximates his determination of the Prevailing Market Rate, and the determination so selected shall be binding upon Landlord and Tenant and shall be the basis upon which the Base Rental equal to ninety-five percent (95%) of the then Prevailing Market Rate shall be determined for purposes of the applicable renewal term. Landlord and Tenant shall pay the fees and expenses of the Qualified Broker it appoints, and the fees and expenses of the third Qualified Broker shall be divided equally between Landlord and Tenant. If any Qualified Broker appointed as aforesaid shall thereafter become unable or unwilling to act, such Qualified Broker's successor shall be appointed in the same manner as provided in this paragraph for the appointment of the Qualified Broker so becoming unable or unwilling to act.

As used herein, the term "QUALIFIED BROKER" means a real estate broker who (a) is licensed in the State of Texas, (b) has been actively and continuously engaged in leasing office space in multi-story office buildings in the greater Houston area for not less than the previous five (5) year period, and (c) during the preceding three (3) year period has individually represented a party to an office space lease of at least 25,000 square feet.

                                      EXHIBIT H

                                 EXPANSION OPTIONS


     Provided no Event of Default has occurred and remains uncured by Tenant, Tenant shall have the options to lease additional areas on the fourth floor of the Building (the "Expansion Areas"), as follows:

     The Expansion Areas shall be provided by Landlord, and must be taken by Tenant, in increments and in the sequences as follows:

     The first Expansion Area ("Option Space I") as shown on Exhibit B- I of the Lease shall equal 8,542 square feet of Net Rentable Arm
     The second Expansion Area ("Option Space 2") as shown on Exhibit B-1 of the Lease shall equal 8,000 square feet of Net Rentable Area.
     The third Expansion Area ("Option Space 3") as shown on Exhibit B-I of the Lease shall equal 9,000 square feet of Net Rentable Area.

     Tenant must exercise its options to lease the Expansion Areas by written notice received by Landlord no later than the Exercise Dates, Landlord shall deliver the applicable Expansion Area by the Delivery Dates, and Rental shall become due and payable for such Expansion Areas on the Expansion Commencement Dates, as follows:

EXPANSION           EXERCISE            DELIVERY            RENT
OPTION              DATE                DATE                COMMENCEMENT
                                                            DATE
First Option        August 1, 1998      November 1, 1998    January 1, 1999
Second Option       March 1, 1999       June 1, 1999        August 1, 1999
Third Option        November 1, 1999    February 1, 2000    April 1, 2000

     If the Commencement Date of the Lease occurs after August 1, 1998, each of the dates set forth above shall be extended one day for each day beyond August 1, 1998, that the Commencement Date of this Lease so occurs.

     FIRST OPTION:

          By on or before the First Option Exercise Date as set forth above, Tenant shall be entitled to exercise: (i) its option as to Option Space 1;
     (ii) its option as to Option Space 2, if Tenant simultaneously exercises its option to Option Space 1; and (iii) its option as to Option Space 3, if Tenant simultaneously exercises its option to Option Space I and Option Space 2. If by on or before the First Option Exercise Date, Tenant does not elect to exercise its option to lease Option Space 1, then Tenant's option rights (but not its right of first refusal provided below) as to Option Space 3 shall cease, terminate and expire automatically on the First Option Exercise Date, I.E., August 1, 1998.

     SECOND OPTION:

          By on or before the Second Option Exercise Date as set forth above, Tenant shall be entitled to exercise: (i) its option as to Option Space 1, if not previously exercised by the First Option Exercise Date; (ii) its option as to Option Space 2, if not previously exercised by the First Option Exercise Date, and if Tenant has previously exercised its option as to Option Space 1, or simultaneously exercises its option to Option Space 1, and (iii) its option as to Option Space 3, if Tenant has previously exercised its option to Option Space I by the First Option Exercise Date, and if Tenant has previously exercised its option to Option Space 2 by the First Option Exercise Date or simultaneously exercises its option to Option Space 2. If Tenant has not elected to exercise its option to lease Option Space I by the Second Option Exercise Date, then Tenant's option rights (but not its right of first refusal provided below) as to Option Space 2 shall cease, terminate and expire automatically on the Second Option Exercise Date. If Tenant exercises its option to lease Option Space I by the First Option Exercise Date, but does not exercise its option to lease Option Space 2 by the Second Option Exercise Date, then Tenant's option rights (but not its right of first refusal provided below) as to Option Space 3 shall cease, terminate and expire automatically on the Second Option Exercise Date, i.e., March 1, 1999.

     THIRD OPTION:

          By on or before the Third Option Exercise Date as set forth above, Tenant shall be entitled to exercise: (i) its option as to Option Space 1, if not previously exercised by Tenant; (ii) its option as to Option Space 2 if Tenant has previously exercised its option as to Option Space I by the Second Option Exercise Date, and (iii) its option as to Option Space 3, if Tenant has previously exercised both its option to Option Space I by the First Option Exercise Date and its option to Option Space 2 by on or before the Second Option Exercise Date. All rights and options of Tenant as to any and all Expansion Areas shall cease, terminate and expire automatically on the Third Option Exercise Date, I.E., November 1, 1999.

     OTHER MATTERS:

          Upon the exercise by Tenant of any of the foregoing Options, Tenant shall also have the right and option to extend the Termination Date of this Lease as to both the initial Leased Premises and all Expansion Areas previously and then being optioned, until five (5) years after the Expansion Commencement Date of the Option then being exercised. In the event of Tenant's exercise of such option to so extend the Termination Date of this Lease, and only in such event, Landlord shall provide to Tenant an allowance equal to Fifteen Dollars ($15.00) per square foot of Net Rentable Area of the Expansion Area then being. optioned, for the payment of architectural and engineering fees, permanent leasehold improvements, cabling and communication equipment expenses and any other related expenses for construction of the Expansion Area(s) then being optioned. If Tenant does not so elect to extend the Termination Date of this Lease, Landlord shall provide to Tenant an allowance equal to the sum of Twenty-Five Cents ($0.25) per square foot of Net Rentable Area of the Expansion Area(s) then being optioned times the number of months from the Expansion Commencement Date until the Termination Date of this Lease, for the payment of architectural and engineering fees, permanent leasehold improvements, cabling and communication equipment expenses and any other related expenses for construction of the Expansion Area(s) then being optioned. All other terms and conditions of this Lease shall be applicable to the Expansion Area(s) being optioned. The actual Net Rentable Area contained within the Expansion Area(s) referenced in this Exhibit "H" shall be determined in accordance with the terms and conditions for determining Net Rentable Area as provided for in the Commencement Agreement (Exhibit "I") to the Lease.

     Tenant shall have the right and option to either contract directly and on and for its own account for the design and construction of the leasehold improvements to the Expansion Area(s), or to have Landlord contract for the construction of the leasehold improvements to the Expansion Area(s), on the same terms and conditions set out in this Lease for the construction of the initial Leased Premises. Landlord shall install and construct the same building shell components and improvements for the Expansion Area(s) described in Exhibits "C" and "J" of the initial Leased Premises. Any Expansion Area(s) leased by Tenant pursuant to this Exhibit "H" will be delivered to Tenant with all of Landlord's Work complete, excluding such portion of Landlord's Work which are required to be performed following completion of work to be performed by Tenant's contractor. If Tenant elects to have Landlord contract for the construction of the leasehold improvements to any of the Expansion Area(s), then the Delivery Date(s) and Expansion Commencement Date(s) as to such Expansion Area(s) stated above shall not be applicable, and instead the Delivery Date and Expansion Commencement Date of the Expansion Area(s) for which Landlord contracts for construction of the leasehold improvements thereto shall be calculated and subject to the terms and conditions of Exhibit "C" to this Lease.

     In addition to the foregoing Options as to Expansion Areas, Tenant is hereby granted a first right of refusal to lease additional space on the fourth and fifth floors of the Building, when and if such space shall become available. Within a reasonable period of time from the date upon which Landlord shall become aware of a bona fide offer that is acceptable to Landlord to lease any portion of the refusal space (other than an offer by Tenant), Landlord shall advise Tenant of said offer and of the identity of the third-party prospect and the material business terms of the offer. Within fifteen (15) days after Tenant has received such information form Landlord, Tenant may, at its option, give Landlord written notice of the exercise of its first right of refusal. If Tenant exercises its first right of refusal under this provision, Tenant shall be entitled to take possession of said expansion space, which shall become part of the Leased Premises and subject to the terms of this Lease, effective upon the same terms and conditions as to that of the offer which Landlord had provided notice of the terms and conditions of to Tenant; provided, however, that (a) if the proposed third-party lease term is less than the remaining term of the Lease, Tenant will have the 6ption to lease the refusal space for the remainder of the term hereof, and (b) if the proposed third-party lease term would extend beyond the remaining term of this Lease, then:

     (i) if there is then less than three (3) years remaining in the term of this Lease, Tenant will have the option to lease the refusal space for a term of five (5) years, in which event the term of this Lease as to the existing Leased Premises will be extended to be coterminous with Tenant's lease of the refusal space, in which event the Base Rental for the existing Leased Premises during the extended term of this Lease will be the Prevailing Market Rate (determined at the time of Tenant's exercise of such option in accordance with the procedures established in Exhibit "G"); and

     (ii) if there is then three (3) years or more remaining in the term of this Lease, Tenant will have the option to lease the refusal space for such remaining term, in which event the Base Rental set forth in the notice to Tenant shall be adjusted as required to fully amortize all of the allowances and inducements to be provided to Tenant in connection with its lease of the refusal space over the term of Tenant's lease of such space.

Failure of Tenant to give such notice within such fifteen (15) day period shall cause Landlord to have a period of one hundred twenty (120) days to consummate a lease of the subject space to Landlord's prospect based upon the material business terms outlined to Tenant in Landlord's prior written notice to Tenant. In the event Landlord shall fail to consummate a lease of the subject space to Landlord's prospect based upon the material business terms outlined to Tenant in Landlord's prior written notice to Tenant within such period of one hundred twenty (120) days, Landlord shall again be obligated to advise Tenant of future offers to lease that portion of the refusal space in the manner described above and Tenant's first right of refusal shall apply to any such subsequent lease offer.

                                     EXHIBIT I

                               COMMENCEMENT AGREEMENT

     THIS COMMENCEMENT AGREEMENT is executed by and between TURNER ADREAC, L.C., a Texas limited liability company ("Landlord"), and NEON SYSTEMS INCORPORATED, a Delaware corporation ("Tenant").

     WHEREAS, Landlord and Tenant have entered into that certain Lease agreement dated ______________, 1997 (the "Lease"), for the lease by Landlord to Tenant of the Leased Premises described in the Lease within the Building situated on the real property in Fort Bend County, Texas, as more particularly described on Exhibit "A" attached hereto; and

     WHEREAS, Landlord and Tenant desire to evidence the completion of the Leased Premises, the commencement of the term of the Lease and the other matters set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1. Landlord has fully completed all construction work and leasehold improvements required of Landlord under the terms of the Lease and/or any other agreements between Landlord and Tenant concerning the Leased Premises.

     2. Me Leased Premises are tenantable. Landlord has no further obligations for construction of the Leased Premises and Tenant acknowledges that, to Tenant's knowledge the Land, the Building and the Leased Premises are satisfactory in all respects. Further, the Leased Premises are suitable for the Use of Tenant permitted under the Lease.

     3. Tenant has taken possession of and has accepted the Leased Premises, and the Base Rental and Additional Rental are presently accruing in accordance with the terms of the Lease.

     4.   The Commencement Date of the Lease is                  and the
Termination Date of the Lease is                  unless sooner terminated or
extended pursuant to any provision of the Lease.

     5. Pursuant to S 1.02 of the Lease, Landlord's and Tenant's architects have calculated, and the Landlord and Tenant hereby confirm and agree, that:

     Net Usable Area is used in the Lease equals _____________square feet. Vertical Penetrations as used in the Lease equals _____________square feet. General Common Areas as used in the Lease equals _____________square feet. On-Floor Common Areas as used in the Lease equals _____________square feet. Net Rentable Area as used in the Lease equals _____________square feet. Building Net Rentable Area as used in the Lease equals _______________percent (____%).
     Leased Premises Net Rentable Area as used in the Lease equals _______________percent (_____%).

     Tenant's Proportionate Share as used in the Lease equals ________________percent (____%).

     6. All capitalized terms not defined herein shall have the meaning assigned to them in the Lease.


     AGREED TO THIS _____________day of_____________________199____.



NEON SYSTEMS, INC.                 TURNER ADREAC, L.C.
a Delaware corporation             a Texas limited liability company



By:                                By:
     --------------------------        -----------------------------
Name:                              Name:     Michael Van
                                   Title:    Executive Vice President
Title:
      -------------------------

STATE OF TEXAS                Section

COUNTY OF FORT BEND           21


This instrument was acknowledged before me on ________________199____. by ____________, the __________________of Neon Systems, Inc., a Delaware
corporation, on behalf of said corporation.



                                   -------------------------------------------
                                   Notary Public, State of Texas




STATE OF TEXAS           Section

COUNTY OF FORT BEND      Section


     This instrument was acknowledged before me on _______________, 199_____, by ___________________, the of Turner Adreac, L.C., a Texas limited liability company, on behalf of said company.



                                   -------------------------------------------
                                   Notary Public, State of Texas

                                      EXHIBIT J

                          LANDLORD'S BUILDING DESCRIPTION


SITEWORK:

     -    Lime-stabilized sub-grade
     -    Reinforced concrete pavement (5" & 6")
     - Landscape/irrigation consistent with Sugar Creek Center and City of Sugar Land standards
     -    Vertical lamp High Pressure Sodium lighting

SITE UTILITIES:

     - Water, sanitary sewer, storm sewer, gas and underground electrical service

TELE-COMMUNICATIONS:

     -    Two Fiber Optic lines available to the building
     -    Standard Telephone Service

BUILDING STRUCTURE:

     -    Drilled pier with underreamed. footings
     -    Select-fill sub-grade
     -    Reinforced concrete slab-on-grade
     - Composite System Steel frame with metal deck and concrete slab at elevated levels

BUILDING EXTERIOR:

     - Masonry (brick) veneer with metal stud/sheathing back-up Pre-cast Stone trim & moldings
     -    Pre-cast stone wainscoat
     -    Glass and aluminum strip window with reflective/tinted glass
     - 3-ply built-up roof (a mechanically fastened EPDM or modified Bitumen alternative)

HVAC SYSTEM:

     - Water cooled, self-contained system with 2 air handlers on each floor serving 10 fan-powered VAV boxes with electric heat per floor serving the exterior zones, and 8 cooling only VAV boxes serving the interior zone
     - Temperature control system will consist of a multi-channel microprocessor based time clock for load scheduling
     - Air distribution will be through externally insulated sheet metal ductwork sized for low pressure, both upstream and downstream of the VAV boxes

ELECTRICAL SYSTEM:

     - Landlord's Building will be equipped with 3500 amp 3 phase 4 conductor 277/480 volt power
     - The electrical room on each floor shall have a 400 amp high voltage distribution panel, a 75 KVA
     - transformer and a 225 amp low voltage panel for each tenant to tap into
     -    10 watts per square foot planned for tenant's use

FIRE PROTECTION SYSTEM:

     - Landlord's Building will include a wet pipe automatic fire protection sprinkler system in accordance with City of Sugar Land and State of Texas requirements

ELEVATORS:

     - Three 3500 lb., 350 fpm, six stop electric geared, with high grade cab finishes.
     -    One 2500 lb., 150 frm, hydraulic elevator serving the parking garage

BUILDING FINISHES:

SIDEWALK:

     -    Salt finish concrete

ROOF:

     - 3-ply Built-up roofing system with rock ballast or modified Bitumen roofing system with cap sheet

WINDOWS:

     - Off-set flush glaze, solar cool gray glass with bronze finished aluminum frames and mullions.

FRONT ENTRY DOORS:

     - Standard 9 foot tall medium style solar cool gray tempered glass with satin bronze or chrome finished frame with matching hardware

ENTRANCE LOBBY &
GROUND FLOOR LOBBY:

     -    Walls-Vinyl/cloth wall covering
     -    Floors - 16"x 1 6" limestone or approved equal
     -    Base - Limestone or approved equal
     - Ceiling - Gypsum board with contemporary brass pendant lighting and gypsum board coffers
     -    Elevator doors and frames - satin bronze
     -    Building directory mounted opposite elevator doors

TYPICAL FLOOR
ELEVATOR LOBBY:

     - Walls - High finish wall at elevator doors; wall covering on opposite wall with directory
     -    Floors - Limestone or approved equal
     -    Base - Limestone
     - Ceiling - 2'x2' recessed acoustical tile or gypsum board with incandescent downlighting
     - 9 foot elevator doors and frames - Automotive lacquer limestone color paint

COMMON CORRIDORS:

     -    Walls - Vinyl wall covering
     -    Floors - 36 oz carpet
     -    Base - 2-1/2" resilient base
     - Doors - full height (9'-O") plastic laminate solid core door to match corridor door. Hardware is lever style satin bronze with satin bronze closers and hinges
     - Door Frames - Full height (9'-O") limestone color painted hollow metal frames
     - Ceiling - 2'x2' acoustical grid, white; non-directional acoustical tile
     -    Lighting - 2'x2' parabolic 3 lamp fluorescent fixtures
     -    Column covers - Painted gypsum board
     -    Fire extinguisher and painted cabinet at all stair doors

TOILET ROOMS:

     -    Floor - 16'X 1 6' Limestone tile or approved equal
     - Wall - 2"x2" glazed ceramic tile with vinyl wall covering above to ceiling
     -    Base - Limestone or equal
     -    Countertop - Hard surface counter mounted lavatories
     -    Ceiling - Painted gypsum board or 12"xl2" concealed spline
     - Lighting - Compact fluorescent downlights with recessed light covers over lavatories
     - Toilet partitions - Floor-mounted steel; factory standard paint in light beige to match floor tile
     -    State of the art - automatic sensor operated fixtures

ELEVATOR CARS:

     -    Walls - High finish with satin bronze control panels
     -    9 Foot Doors - Center opening satin bronze
     -    Floors - Limestone, or approved equal
     -    Ceiling - Satin bronze with incandescent downlights

STAIRS:
:
     - Pre-engineered painted stair system or concrete filled metal pan with concrete sealer and painted steel pipe rails
     -    Fluorescent lighting
     -    Walls - Painted gypsum board

PARKING:

     - Building will include a minimum of four (4) parking spaces per 1,000 square feet of Net Rentable Area
     - Not less than 30% of the Building parking spaces will be contained within a 3-story structured parking garage

                                     EXHIBIT K
                                   MONUMENT SIGN

                 FIRST AMENDMENT OF OFFICE BUILDING LEASE AGREEMENT

     WHEREAS, TURNER ADREAC L.C.("Landlord"), and NEON SYSTEMS, INC. ("Tenant") entered into a certain Lease Agreement dated October 23, 1997 ("the Lease Agreement"); and

     NOW, THEREFORE, the parties undersigned do hereby agree that the Lease Agreement shall be amended as follows:

1. The Leased Premises as defined in Section 1.01 of the Lease Agreement is hereby amended to mean and read:

          (a) All of floor 5 of the Building estimated by Landlord to be twenty five thousand nine hundred eighteen (25,918) square feet of Net Rentable Area, and (b) a portion of floor 4 of the building estimated by Landlord to be eight thousand three hundred sixty-three (8,363) square feet of Net Rentable Area (same being Option Space 1 as referenced on Revised Exhibit H attached hereto), as reflected on the floor plan(s) of the Leased Premises attached hereto and made a part hereof for all purposes as Amended Exhibit "B", together with any additional premises hereafter added thereto by written amendment to this Lease. Tenant shall have the right to verify the net Rentable Area of the Leased Premises, and Landlord agrees to cooperate with Tenant and Tenant's architect with respect thereto.

2. The Minimum Leased Premises Net Rentable Area as defined in Section 1.01 of the Lease Agreement is hereby amended to mean and read:

          All of floor 5 of the Building estimated to be 25,918 square feet.

3. Landlord's shall construct the Initial Tenant Improvements for the portion of the Leased Premises located on floor 5 in accordance with the Tenant Working Drawings dated March 3, 1998, revised March 12, 1998, May 6, 1998 and May 11, 1998, without additional cost for the construction, provided however Tenant shall be responsible for the payment of all costs and expenses associated with Tenant's architectural and engineering services related to the construction of the Initial Tenant Improvements in such space. The leasehold improvements in Option Space 1 will be designed and constructed in accordance with Amended Exhibit H. Landlord acknowledges that Tenant is entitled to the full allowance of $16.50 per square foot of Net Rentable Area in Option Space 1.

4. Landlord acknowledges that in connection with Tenant's exercise of the First Expansion Option, Tenant also elected to extend the Termination Date of the Lease as to the initial Leased Premises and Option Space 1 until the fifth anniversary of the Expansion Commencement Date of Option Space 1; accordingly, the Termination Date of the Lease is now December 31, 2003 (subject to any adjustment of the Option Space 1 Expansion Commencement Date in accordance with Amended Exhibit H).

5. Exhibit "B-1" of the Lease Agreement is hereby amended to read as set out in Amended Exhibit "B-1" attached hereto:

6. Exhibit "E" of the Lease Agreement is hereby amended to read as set out in Amended Exhibit "E" attached hereto:

7. Exhibit "H" of the Lease Agreement is hereby amended to read as set out in Amended Exhibit "H" and Exhibit "H- I" attached hereto:

8. Section 6.01 (xi) of the Lease Agreement is hereby amended to mean and read:

          Management of the Building including an on-site property manager for the Project, Monday through Friday from 8:00 a.m. to 5:00 p.m., exclusive of holidays. On-site shall mean within the Building or Landlord's building to be constructed adjacent to the Building.

Except as changed and modified herein the terms and provisions of Lease Agreement continue in full force and effect.

All capitalized terms used herein (and not otherwise defined herein) shall have the meanings attributed to them in the Lease Agreement.

     IN WITNESS WHEREOF this instrument has been executed this 30th day of July, 1998.


"LANDLORD"                         "TENANT"
TURNER ADREAC, L.C.                NEON SYSTEMS, INC.

By:  /S/ MICHAEL VAN                    By:  /S/ JOHN S. REILAND
     --------------------------              -----------------------------
Name:     Michael Van                        Name:     John S. Reiland
Title:    Exec. Vice President               Title:    CFO

                                 AMENDED EXHIBIT E

                                      PARKING

     Landlord hereby agrees to make available to Tenant, during the full term of this Lease, THREE AND ONE-HALF (3.5) covered parking permit(s) for every one thousand square feet of Net Rentable Area leased by Tenant within the Building from time to time, fifteen percent (15%) of which shall be reserved/assigned (hereinafter called the "Initial Parking Permits") in the Building parking garage (hereinafter called the "Garage"), at no additional cost. Additional parking permits may be made available upon the following terms and conditions:

     (1) In the event Tenant shall desire to obtain additional covered unassigned parking permits (hereinafter called "Additional Parking Permits") in the Garage, Tenant shall notify Landlord in writing of Tenant's desire to do so. Tenant shall pay as rental for the additional Parking Permits twenty five dollars ($25.00) per month. Said rentals shall be due and payable to Landlord as additional Rent on the first day of each calendar month during the term of this Lease. Following Landlords receipt of such written notice Landlord shall make available to Tenant such number of Additional Parking Permits as Landlord deems reasonable, if same are available. Landlord hereby agrees that Tenant may at any time and from time to time during the term of this Lease elect to discontinue leasing or taking any or all of the Additional Parking Permits by giving written notice thereof to Landlord. Tenant hereby agrees that Landlord may at any time and from time to time during the term of this Lease elect to cancel any or all of the Additional Parking Permits (but not the Initial Parking Permits) by giving written notice thereof to Tenant. Any such election by Tenant or Landlord, as the case may be, shall be effective as of the first day of the first fall calendar month following the expiration of thirty (30) days after the date such notice is given (the Initial Parking Permits and the Additional Parking Permits being hereinafter collectively called the "Parking Permits").

     (2) Landlord will issue to Tenant parking tags, stickers or access cards for the Parking Permits, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the covered parking areas of the Garage. Tenant shall surrender each such tag, sticker or other identifying device to Landlord upon termination of the Parking Permit related thereto.

     (3) Landlord, at its discretion, shall have the right from time to time and upon written notice to Tenant to designate the parking spaces pertaining to any of Tenant's Parking Permits for assigned parking, and to designate the areas(s) within which unassigned vehicles may be parked provided, however, the Initial Parking Permits shall at all times be for covered spaces not on the roof of the Garage.

     (4) If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which it is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof. If the Garage is taken under power of eminent domain or damaged or destroyed by a Casualty,

Landlord shall use reasonable efforts to reconstruct or repair such damage or destruction as promptly as practicable. If Tenant is not permitted to use all or any portion of the parking spaces to which it is entitled hereunder, and as a result Tenant is required to obtain alternate parking (which may include shuttle service for Tenant's employees to and from the alternate parking area), then Tenant may offset from its obligation to pay rentals under this Lease the amount of the costs incurred by Tenant in obtaining such alternate parking (including such shuttle service).

     (5) If the term of this lease commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Permits shall be prorated on a daily basis.

     (6) Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, shareholders, partners, agents and employees from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys' fees) resulting directly or indirectly from the use of the Parking Permits.

     (7) Landlord may provide parking in the Garage for visitors to the Building in an area designated by Landlord and in a capacity determined by Landlord to be appropriate for the Building.

     (8) Upon the occurrence of an Event of Default, as defined in Section 13.01(a) of the Lease, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to suspend until such Event of Default has been cured the Parking Permits without prior notice or warning to Tenant.

     (9) In addition to the Parking Permits, Tenant and its visitors will have the non-exclusive right (in common with the other tenants of the Building and their visitors) to use the surface parking areas around the Building.

     (10) Landlord shall have the right to have an independent company operate the parking garage and Tenant agrees to contract with such company upon the same terms as set forth herein. Landlord agrees, however, that notwithstanding any such operating or management agreement with an independent third party, Landlord shall remain fully liable to Tenant for the performance by such third party of Landlord's obligations under this Exhibit E; any default by such third party in performing such obligations shall constitute a default by Landlord entitling Tenant to exercise any and all remedies against Landlord as if such operating or management agreement did not exist and Tenant had contacted for the Parking Permits directly from Landlord.

                                 AMENDED EXHIBIT H

                                 EXPANSION OPTIONS

     Provided no Event of Default has occurred and remains uncured by Tenant, Tenant shall have the options to lease additional areas on the fourth floor of the Building (the "Expansion Areas"), as follows:

     The Expansion Areas shall be provided by Landlord, and must be taken by Tenant, in increments and in the sequences as follows:

     The first Expansion Area ("Option Space 1") as shown on Amended Exhibit B-1 of the Lease shall equal approximately 8,363 square feet of Net Rentable Area.
     The second Expansion Area ("Option Space 2") as shown on Amended Exhibit B-1 of the Lease shall equal approximately 8,344 square feet of Net Rentable Area.
     The third Expansion Area ("Option Space 3") as shown on Amended Exhibit B-1 of the Lease shall equal approximately 9,107 square feet of Net Rentable Area.

Tenant must exercise its options to lease the Expansion Areas by written notice received by Landlord no later than the Exercise Dates, Landlord shall deliver the applicable Expansion Area by the Delivery Dates, and Rental shall become due and payable for such Expansion Areas on the Expansion Commencement Dates, as follows:

     EXPANSION      EXERCISE            DELIVERY            RENT COMMENCEMENT
     OPTION         DATE                DATE                DATE
     First Option   August 1, 1998      November 1, 1998    January 1, 1999
     Second Option  March 1, 1999       June 1, 1999        August 1, 1999
     Third Option   November 1, 1999    February 1, 2000    April 1, 2000

     If the Commencement Date of the Lease occurs after August 1, 1998, each of the dates set forth above shall be extended one day for each day beyond August 1, 1998, that the Commencement Date of this Lease so occurs.

     FIRST OPTION:

          By on or before the First Option Exercise Date as set forth above, Tenant shall be entitled to exercise:(i) its option as to Option Space 1;
     (ii) its option as to Option Space 2, if Tenant simultaneously exercises its option to Option Space 1; and (iii) its option as to Option Space 3, if Tenant simultaneously exercises its option to Option Space 1 and Option Space 2. If by on or before the First Option Exercise Date, Tenant does not elect to exercise its option to lease Option Space 1, then Tenant's option rights (but not its fight of first refusal provided below) as to Option Space 3 shall cease, terminate and expire automatically on the First Option Exercise Date, I.E., August 1, 1998.

     SECOND OPTION:

     By on or before the Second Option Exercise Date as set forth above, Tenant shall be entitled to exercise:(i) its option as to Option Space 1, if not previously exercised by the First Option Exercise Date; (ii)its option as to Option Space 2, if not previously exercised by the First Option Exercise Date, and if Tenant has previously exercised its option as to Option Space 1, or simultaneously exercises its option to Option Space 1, and (iii) its option as to Option Space 3, if Tenant has previously exercised its option to Option Space 1 by the First Option Exercise Date, and if Tenant has previously exercised its option to Option Space 2 by the First Option Exercise Date or simultaneously exercises its option to Option Space 2. If Tenant has not elected to exercise its option to lease Option Space 1 by the Second Option Exercise Date, then Tenant's option rights (but not its right of first refusal provided below) as to Option Space 2 shall cease, terminate and expire automatically on the Second Option Exercise Date. If Tenant exercises its option to lease Option Space 1 by the First Option Exercise Date, but does not exercise its option to lease Option Space 2 by the Second Option Exercise Date, then Tenant's option rights (but not its right of first refusal provided below) as to Option Space 3 shall cease, terminate and expire automatically on the Second Option Exercise Date, I.E., March 1, 1999.

     THIRD OPTION:

          By on or before the Third Option Exercise Date as set forth above, Tenant shall be entitled to exercise:(i) its option as to Option Space 1, if not previously exercised by Tenant; (ii) its option as to Option Space 2 if Tenant has previously exercised its option as to Option Space 1 by the Second Option Exercise Date, and (iii) its option as to Option Space 3, if Tenant has previously exercised both its option to Option Space 1 by the First Option Exercise Date and its option to Option Space 2 by on or before the Second Option Exercise Date. All rights and options of Tenant as to any and all Expansion Areas shall cease, terminate and expire automatically on the Third Option Exercise Date, I.E., November 1, 1999.

     OTHER MATTERS:

          Upon the exercise by Tenant of any of the foregoing Options, Tenant shall also have the right and option to extend the Termination Date of this Lease as to both the initial Leased Premises and all Expansion Areas previously and then being optioned, until five (5) years after the Expansion Commencement Date of the Option then being exercised. In the event of Tenant's exercise of such option to so extend the Termination Date of this Lease, and only in such event, Landlord shall provide to Tenant an allowance equal to Sixteen Dollars and Fifty Cents ($16.50) per square foot of Net Rentable Area of the Expansion Area then being optioned, for the payment of architectural and engineering fees, permanent leasehold improvements, cabling and communication equipment expenses and any other related expenses for construction of the Expansion Area(s) then being optioned. If Tenant does not so elect to extend the Termination Date of this Lease, Landlord shall provide to

     Tenant an allowance equal to the sum of Twenty-Five Cents ($0.275) per square foot of Net Rentable Area of the Expansion Area(s) then being optioned times the number of months from the Expansion Commencement Date until the Termination Date of this Lease, for the payment of architectural and engineering fees, permanent leasehold improvements, cabling and communication equipment expenses and any other related expenses for construction of the Expansion Area(s) then being optioned. All other terms and conditions of this Lease shall be applicable to the Expansion Area(s) being optioned. The actual Net Rentable Area contained within the Expansion Area(s) referenced in this Amended Exhibit "H" shall be determined in accordance with the terms and conditions for determining Net Rentable Area as provided for in the Commencement Agreement (Exhibit "I") to the Lease.

     Tenant shall have the right and option to either contract directly and on and for its own account for the .design and construction of the leasehold improvements to the Expansion Area(s), or to have Landlord contract for the construction of the leasehold improvements to the Expansion Area(s), on the same terms and conditions set out in this Lease for the construction of the initial Leased Premises. Landlord shall install and construct the same building shell components and improvements for the Expansion Area(s) described in Exhibits "C" and "J" of the initial Leased Premises. Any Expansion Area(s) leased by Tenant pursuant to this Exhibit "H" will be delivered to Tenant with all of Landlord's Work complete, excluding such portion of Landlord's Work which are required to be performed following completion of work to be performed by Tenant's contractor. If Tenant elects to have Landlord contract for the construction of the leasehold improvements to any of the Expansion Area(s), then the Delivery Date(s) and Expansion Commencement Date(s) as to such Expansion Area(s) stated above shall not be applicable, and instead the Delivery Date and Expansion Commencement Date of the Expansion Area(s) for which Landlord contracts for construction of the leasehold improvements thereto shall be calculated and subject to the terms and conditions of Exhibit "C" to this Lease. Notwithstanding anything to the contrary contained within this Other Matters
Section in this Amended Exhibit "H", Landlord and Tenant agree and acknowledge that Landlord intends to construct at its sole cost and expense an area consisting of approximately 5,326 square feet of Net Rentable Area within Option Space 3 for its own use. Landlord shall prepare for Tenant's review and approval, Working Drawings for that portion of the Option Space 3 which Landlord shall occupy, which Working Drawings shall be in accordance with the specifications contained within the Tenant Working Drawings for the initial Leased Premises dated March 3, 1998, revised March 12, 198, May 6, 1998 and May II, 1998, provided by Tenant to Landlord and in general accordance with the Space Plan attached hereto as Exhibit "H-I" covering that portion of Option Space 3. Landlord shall be permitted to occupy this portion of Option Space 3 until such time as Tenant elects to exercise it option to lease Option Space 3 but in no event for a period of less than twelve (12) months from the date of Landlord's occupancy thereof, provided, however, that the term of Landlord's occupancy shall not extend beyond January 31, 2000, in the event of Tenant's timely election to exercise its option to lease such space. In the event that Tenant elects to exercise its option to lease the Expansion Area ("Option Space 3"), Tenant shall not receive the allowance herein provided on that portion of the Expansion Area ("Option Space 3") which Landlord shall have constructed for its own use, provided, however, Landlord shall, (a) as required, replace or repair any damage to the improvements resulting from Landlord's use thereof, (b) to the extent to which the improvements constructed by Landlord for its own use shall deviate from the

Space Plan referenced herein, Landlord shall restore the improvements to comply therewith, and (c) shampoo the carpets and repaint the walls therein to the extent required to restore same to a "like new" condition.

     In addition to the foregoing Options as to Expansion Areas, Tenant is hereby granted a first right of refusal to lease additional space on the fourth and fifth floors of the Building, when and if such space shall become available. Within a reasonable period of time from the date upon which Landlord shall become aware of a bona fide offer that is acceptable to Landlord to lease any portion of the refusal space (other than an offer by Tenant), Landlord shall advise Tenant of said offer and of the identity of the third-party prospect and the material business terms of the offer. Within fifteen (15) days after Tenant has received such information from Landlord, Tenant may, at its option, give Landlord written notice of the exercise of its first right of refusal. If Tenant exercises its first right of refusal under this provision, Tenant shall be entitled to take possession of said expansion space, which shall become part of the Leased Premises and subject to the terms of this Lease, effective upon the same terms and conditions as to that of the offer which Landlord had provided notice of the terms and conditions of to Tenant; provided, however, that (a) if the proposed third-party lease term is less than the remaining term of the Lease, Tenant will have the option to lease the refusal space for the remainder of the term hereof, and (b) if the proposed third-party lease term would extend beyond the remaining term of this Lease, then:

     (i) if there is then less than three (3) years remaining in the term of this Lease, Tenant will have the option to lease the refusal space for a term of five (5) years, in which event the term of this Lease as to the existing Leased Premises will be extended to be coterminous with Tenant's lease of the refusal space, in which event the Base Rental for the existing Leased Premises during the extended term of this Lease will be the Prevailing Market Rate (determined at the time of Tenant's exercise of such option in accordance with the procedures established in Exhibit "G"); and

     (ii) if there is then three (3) years or more remaining in the term of this Lease, Tenant will have the option to lease the refusal space for such remaining term, in which event the Base Rental set forth in the notice to Tenant shall be adjusted as required to fully amortize all of the allowances and inducements to be provided to Tenant in connection with its lease of the refusal space over the term of Tenant's lease of such space.

Failure of Tenant to give such notice within such fifteen (15) day period shall cause Landlord to have a period of one hundred twenty (120) days to consummate a lease of the subject space to Landlord's prospect based upon the material business terms outlined to Tenant in Landlord's prior written notice to Tenant. In the event Landlord shall fail to consummate a lease of the subject space to Landlord's prospect based upon the material business terms outlined to Tenant in Landlord's prior written notice to Tenant within such period of one hundred twenty (120) days, Landlord shall again be obligated to advise Tenant of future offers to lease that portion of the refusal space in the manner described above and Tenant's first right of refusal shall apply to any such subsequent lease offer.

                                 AMENDED EXHIBIT B

                           FLOOR PLAN OF LEASED PREMISES

                                     [DRAWING]

                                     5TH FLOOR

                                   25,918 N.R.A.
                             Subject to verification by
                          Landlord's & Tenant's Architect

                                 AMENDED EXHIBIT B-1

                           FLOOR PLAN OF LEASED PREMISES

                                     [DRAWING]

                                     4TH FLOOR

                                   25,814 N.R.A.
                             Subject to verification by
                          Landlord's & Tenant's Architect

                                AMENDED EXHIBIT H-1

                            SPACE PLAN OF EXPANSION AREA

                                     [DRAWING]

                                     4TH FLOOR

                                   25,814 N.R.A.
                             Subject to verification by
                          Landlord's & Tenant's Architect


                                          1